                                FAIRFAX SQUARE

                             OFFICE LEASE AGREEMENT

                                 by and between

                          FAIRFAX SQUARE ASSOCIATES II

                                   (Landlord)

                                       and

                                TELIGENT, L.L.C.

                                    (Tenant)

                           Date: As of October 1, 1997

                                FAIRFAX SQUARE

                            OFFICE LEASE AGREEMENT

         THIS LEASE AGREEMENT ("this Lease"), is executed in five (5) counterparts and made as of the 1st day of October, 1997, by and between FAIRFAX SQUARE ASSOCIATES II ("Landlord"), a Virginia general partnership, and TELIGENT, L.L.C., a Delaware limited liability company ("Tenant"), Landlord and Tenant having the following notice addresses on the date of this Lease:

Landlord:                                        with a copy to:

Fairfax Square Associates II                     Landlord's partner,
8075 Leesburg Pike                               MAV Properties, Inc.
Suite 120                                        c/o Teachers Insurance and
Vienna, Virginia  22182                              Annuity Association of
Attn: C. Michael Duncan, CPM,                        America
      Director of Property                       730 Third Avenue
      Management                                 New York, New York  10017
                                                 Attn: Director, Mortgage
                                                       and Real Estate

With an additional copy to:

Teachers Insurance and
  Annuity Association of America
730 Third Avenue
New York, New York  10017
Attn: Vice President and Manager,
      Real Estate and Mortgage Law


Tenant:                                          with a copy to:

Teligent, L.L.C.                                 Stefan F. Tucker, Esquire
Suite 400                                        Tucker, Flyer & Lewis
8065 Leesburg Pike                               1615 L Street, N.W.
Vienna, Virginia  22182                          Suite 400
Attn: Laurence G. Harris,                        Washington, D.C.  20036
      Senior Vice President
      and General Counsel

                     SUMMARY OF FUNDAMENTAL LEASE PROVISIONS

         The provisions set forth below represent the agreement of the parties hereto as to certain fundamental lease provisions ("Fundamental Lease Provisions"). Specified Section, Schedule and Article references designate where in this Lease provisions corresponding to Fundamental Lease provisions appear. The monetary charges payable by Tenant set forth in the Summary of Fundamental Lease Provisions shall not be construed to constitute

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an exhaustive list of all amounts which may become payable under this Lease.

(a)  Main Term:                 7 years and 2 months         (See Section 3.3)

(b)  Premises Number:           Suite 400                    (See Sch. A)
                                (8065 Leesburg Pike)

(c)  Gross Leasable

     Area in Premises:         73,589 sq. ft.                (See Section 1.2)

          (i) Gross Leasable
              Area in the
              Building:        188,913 sq. ft.               (See Section 1.2)
                               (office - 124,909 sq. ft.)

         (ii) Gross Leasable
              Area in the
              Project:          513,607.1 sq. ft.            (See Section 1.2)

(d)      [INTENTIONALLY DELETED]

(e)      [INTENTIONALLY DELETED]

(f)      [INTENTIONALLY DELETED]

(g)      Base Rent:                                          (See Section 4.3)

              Year                        Base Rent
              ----                        ---------
              1 (and 2 months)            $26.00/s.f.

              2                           $26.65/s.f.
              3                           $27.32/s.f.
              4                           $28.00/s.f.
              5                           $29.00/s.f.
              6                           $29.73/s.f.
              7                           $30.47/s.f.

(h)      Security Deposit:      $500,000                     (See Section 4.6)

(i)      Permitted Use:         General Office Purposes      (See Art. 5)

(j)      Tenant's

         Occupancy Date:        October 1, 1997              (See Section 2.4)


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                                TABLE OF CONTENTS

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                                                                                              Page No.
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ARTICLE 1  INTRODUCTORY PROVISIONS.........................................................          1

         Section 1.1.               General Definitions....................................          1
         Section 1.2.               Determination of GLA of Premises, Building
                                    and Project............................................          3
         Section 1.3.               Changes to Project.....................................          3
         Section 1.4.               Status of Landlord and Project.........................          4

ARTICLE 2  PREMISES AND TENANT'S WORK......................................................          4

         Section 2.1.               Lease of Premises......................................          4
         Section 2.2.               Roof Equipment.........................................          6
         Section 2.3.               Condition of Premises..................................          8
         Section 2.4.               ADA Compliance.........................................          8
         Section 2.5.               Confirmation of Occupancy..............................         10
         Section 2.6.               Delivery of Premises...................................         10
         Section 2.7.               Right of First Offer (Recurring).......................         10
         Section 2.8.               Right of First Offer (Secondary).......................         12
         Section 2.9.               Mechanics' and other Liens.............................         14
         Section 2.10.              Tenant's Property; Landlord's Lien.....................         16

ARTICLE 3  TERM............................................................................         16

         Section 3.1.               Term...................................................         16
         Section 3.2.               [INTENTIONALLY DELETED]................................         16
         Section 3.3.               "Main Term," "Lease Year" Defined......................         16
         Section 3.4                Renewal Term...........................................         17

         Section 3.5                Termination............................................         19
         Section 3.6.               Holding Over...........................................         19

ARTICLE 4  RENT............................................................................         19

         Section 4.1.               Tenant's Agreement to Pay Rent.........................         19
         Section 4.2.               Rent Commencement Date.................................         20
         Section 4.3.               Base Rent..............................................         20
         Section 4.4.               Additional Rent........................................         20
         Section 4.5.               Payment of Rent........................................         20
         Section 4.6.               Security Deposit.......................................         21
         Section 4.7.               Interest Charge........................................         22

ARTICLE 5  USE.............................................................................         23

         Section 5.1.               Prompt Occupancy and Use...............................         23
         Section 5.2.               Operating Hours........................................         23
         Section 5.3.               Operational Requirements...............................         23
         Section 5.4.               Signs; Painting; Displays..............................         24
         Section 5.5.               Access Keys............................................         25
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                                TABLE OF CONTENTS

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ARTICLE 6  TAXES...........................................................................         26

         Section 6.1.               Real Estate Taxes......................................         26
         Section 6.2.               Payment of Tenant's Taxes..............................         27
         Section 6.3.               Refund of Taxes........................................         27
         Section 6.4.               Taxes on Rent and Other Taxes..........................         28

ARTICLE 7  COMMON AREAS....................................................................         28

         Section 7.1.               Use and Management.....................................         28
         Section 7.2.               Operating Costs Defined................................         29
         Section 7.3.               Tenant's Operating Costs Charge........................         33
         Section 7.4.               Parking Validation System..............................         35

ARTICLE 8  ENVIRONMENTAL COVENANT..........................................................         36

         Section 8.1.               Environmental Covenant.................................         36
         Section 8.2.               Environmental Laws.....................................         37
         Section 8.3.               Indemnity..............................................         37
         Section 8.4.               Survival...............................................         37


ARTICLE 9  MAINTENANCE, REPAIRS AND ALTERATIONS............................................         38

         Section 9.1.               Landlord's Duty to Maintain Structure and

                                    Building Systems.......................................         38

         Section 9.2.               Tenant's Duty to Maintain Premises.....................         38
         Section 9.3.               Tenant's Duty to Repair Damage.........................         39
         Section 9.4.               Alterations by Tenant..................................         39
         Section 9.5.               Landlord's Right of Access.............................         40

ARTICLE 10  INDEMNITY AND INSURANCE........................................................         41

         Section 10.1.              Tenant's Insurance.....................................         41
         Section 10.2.              Tenant's Contractor's Insurance........................         41
         Section 10.3.              Policy Requirements....................................         42
         Section 10.4.              Indemnities by Tenant and Landlord.....................         43
         Section 10.5.              Landlord Not Responsible for Acts of Others............         44
         Section 10.6.              Landlord's Insurance...................................         44
         Section 10.7.              Increase in Insurance Premiums.........................         45
         Section 10.8.              Mutual Waiver..........................................         45

ARTICLE 11  CASUALTY.......................................................................         45

         Section 11.1.              Obligation to Repair and Reconstruct...................         45
         Section 11.2.              Landlord's Option to Terminate Lease...................         47
         Section 11.3.              Insurance Proceeds.....................................         47

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                                TABLE OF CONTENTS

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ARTICLE 12  CONDEMNATION...................................................................         47

         Section 12.1.              Effect of Taking.......................................         47
         Section 12.2.              Condemnation Awards....................................         48

ARTICLE 13  ASSIGNMENT AND SUBLETTING......................................................         48

         Section 13.1.              Landlord's Consent Required............................         48
         Section 13.2.              Transfer; Issuance of Corporate Shares.................         49
         Section 13.3.              Acceptance of Rent from Transferee.....................         49
         Section 13.4.              Conditions of Consent..................................         49
         Section 13.5.              Profits from Use or Transfer...........................         50


ARTICLE 14  DEFAULT........................................................................         51

         Section 14.1.              "Event of Default" Defined.............................         51
         Section 14.2.              Remedies...............................................         52
         Section 14.3.              Damages................................................         54

ARTICLE 15  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT...................................         55

         Section 15.1.              Subordination..........................................         55
         Section 15.2.              Mortgagee's Unilateral Subordination...................         56
         Section 15.3.              Attornment and Non-disturbance.........................         56

ARTICLE 16  QUIET ENJOYMENT................................................................         57

ARTICLE 17  NOTICES........................................................................         57

         Section 17.1.              Sending of Notices.....................................         57
         Section 17.2.              Notices to Mortgagees..................................         58
         Section 17.3.              Estoppel Certificate...................................         58

ARTICLE 18  MISCELLANEOUS..................................................................         58

         Section 18.1.              Modification...........................................         58
         Section 18.2.              No Recordation.........................................         58
         Section 18.3.              Remedies Cumulative....................................         59
         Section 18.4.              Successors and Assigns.................................         59
         Section 18.5.              Compliance with Laws and Regulations...................         59
         Section 18.6.              Captions and Headings..................................         60
         Section 18.7.              Joint and Several Liability............................         60
         Section 18.8.              Broker's Commissions...................................         61
         Section 18.9.              No Discrimination......................................         61
         Section 18.10.             No Joint Venture.......................................         61
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                                TABLE OF CONTENTS

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         Section 18.11.             Schedules.............................................          62
         Section 18.12.             Severability..........................................          62
         Section 18.13.             No Third Party Beneficiary............................          62
         Section 18.14.             Corporate Tenants.....................................          62
         Section 18.15.             Applicable Law........................................          62
         Section 18.16              Waiver of Jury Trial..................................          62
         Section 18.17              Limitation of Liability...............................          63
         Section 18.18              No Accord and Satisfaction............................          65
         Section 18.19              Time of Essence.......................................          65

         Section 18.20              "Person(s)" Defined...................................          65
         Section 18.21              Net Lease.............................................          65
         Section 18.22              Consents..............................................          66
         Section 18.23              Unilateral Amendment..................................          66
         Section 18.24              Integration of all Prior Agreements and
                                    Execution of Lease....................................          66

                                                        vi

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                                    SCHEDULES

A                 Drawing showing approximate location of the Premises

A-1               Legal Description

A-2               Drawing of Antenna Location

A-3               Drawing showing approximate location of Second Floor Space

A-4               Drawing showing approximate location of Storage Space

B                 Landlord Services

C                 Form of Current Fitness Facility Waiver

D                 [INTENTIONALLY DELETED]

E                 Form of Term Commencement Letter

F                 Rules and Regulations

G                 Form of Subordination, Non-disturbance and Attornment
                  Agreement

H                 Form of Tenant Estoppel

I                 [INTENTIONALLY DELETED]

J                 [INTENTIONALLY DELETED]

K                 [INTENTIONALLY DELETED]

L                 Prior Rights of Current Tenants

                            TABLE OF DEFINED TERMS


                                                                  Defined In
Defined Term                                                       Section
------------                                                      -----------
ADA.......................................................................2.4
Additional Rent...........................................................4.4
Antenna................................................................2.2(a)

Base Rent.................................................................4.3
Building...............................................................1.1(a)

Casualty.................................................................11.1
Common Areas...........................................................1.1(b)
Computer Area..........................................................1.1(c)
Costs Base Year........................................................7.3(a)

Default Rate...........................................................1.1(d)

Event of Default.........................................................14.1
Expansion Space...........................................................2.6

Fairfax Square.........................................................1.1(a)
Fourth Floor Space.....................................................1.1(e)

GLA....................................................................1.1(f)
GLA Fraction...........................................................1.1(g)
GLA Tax Fraction.......................................................1.1(h)

Landlord's Management Agent............................................1.1(i)
Lease Year.............................................................3.3(b)
Liquidated Damages....................................................14.3(a)

Main Term..............................................................3.3(a)
Market Rent............................................................3.4(c)
Mortgage..............................................................15.1(a)
Mortgagee.............................................................15.1(a)

Operating Costs...........................................................7.2

Parking Garage............................................................7.4
Parking Validation System..............................................7.4(c)
Permitted Use.............................................................5.1
Person(s)...............................................................18.20
Preliminary Term..........................................................3.2
Premises...............................................................1.1(j)
Project................................................................1.1(a)


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

                       TABLE OF DEFINED TERMS (continued)


                                                                   Defined In
Defined Term                                                        Section
------------                                                       ----------
Recurring ROFO........................................................2.7(a)
Renewal Term..........................................................3.4(a)
Rent.....................................................................4.1
Rent Commencement Date...................................................4.2
Rental Tax...............................................................6.2

Secondary ROFO........................................................2.8(a)
Security Deposit.........................................................4.6
Second Floor Space....................................................1.1(k)
Sixth Floor Space.....................................................1.1(l)
Storage Space.........................................................2.1(b)
Substantial Completion................................................2.7(e)

Taxes.................................................................6.1(a)
Tax Base Year.........................................................6.1(a)
Tenant's Occupancy Date..................................................2.5
Tenant's Operating Costs Charge..........................................7.3
Tenant's Property....................................................2.10(a)
Tenant's Taxes........................................................6.1(b)
Term.....................................................................3.1
Termination Damages..................................................14.3(a)
Third Floor Space.....................................................1.1(m)
Transfer.............................................................13.1(a)

Warranty........................................................7.2(b)(xxiv)


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

                                    ARTICLE 1

                             INTRODUCTORY PROVISIONS

         Section 1.1.   General Definitions.

         As used herein, the term:

                  (a) "Building" means the referenced tower of a three-building multi-story office and retail towers located in Fairfax County, Virginia. The "Project" consists of three office/retail towers and a multi-level parking facility, plus surface parking. The Project is known as "Fairfax Square," and is located at 8045, 8065 and 8075 Leesburg Pike, Vienna, Virginia 22182. The estates and improvements therein comprising the Building and the Project are owned by the Landlord in fee simple. The Landlord's fee simple estate is subject to a mortgage (defined below) securing debt to Teachers Insurance and Annuity Association of America.

                  (b) "Common Areas" means those areas and facilities which may be furnished, from time to time, by Landlord at the Building, for the non-exclusive general or limited common use of Landlord, Tenant, other tenants, subtenants and other occupants of the Building, their officers, agents, employees, customers, suppliers and materialmen, and those areas and facilities used for maintenance, management and marketing of the Building, and all loading docks, ramps and areas and access roadways thereto, delivery passages, freight elevators, package pick-up stations, service corridors, sidewalks, walkways, roadways, alleyways, parking areas, courts, courtyards, ramps, fountains, retaining walls, stairways, escalators, elevators, fire corridors, fire escapes, park areas, bus stops, bicycle parking areas, first-aid stations, maintenance and mechanical areas, rest rooms, meeting rooms, management offices, promotional offices, utility plants, distribution equipment, fire command centers and security systems equipment and service lines, pipes, tanks, pumps, exhaust fans, transformers and conduits for heat, ventilation, light and air conditioning, and other similar areas, facilities or improvements serving the Building.

                  (c) "Computer Area" means a portion of the Third Floor Space containing approximately 1,056 square feet of GLA, as depicted on Schedule A hereto

                  (d) "Default Rate" means an annual rate of interest equal to the lesser of (i) the maximum rate of interest for which Tenant may lawfully contract in the Commonwealth of Virginia from time to time, or (ii) the prime rate charged from time to time by Citibank, New York City, plus two percent (2%) per annum.

                  (e) "Fourth Floor Space" means approximately 22,645 square feet of GLA comprising the entire fourth (4th) floor of the Building, as depicted on Schedule A hereto.

                  (f) "GLA" means with respect to the area being measured, the number of square feet of area measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement (the "WDCAR"), January 1, 1989, edition. The core factor is 9.45% on a full floor user and 13.70% on a multi-floor user, based on the WDCAR method.

The GLA in the Premises and in all other areas set aside for tenants within the Building shall be utilized to calculate the GLA Fraction and to make any other calculations required to determine Tenant's proportionate share of certain charges set forth in this Lease.

                  (g) "GLA Fraction" means a fraction, the numerator of which shall be the GLA in the Premises and the denominator of which shall be the total GLA in the Building.

                  (h) "GLA Tax Fraction" means a fraction, the numerator of which shall be the GLA in the Premises and the denominator of which shall be the total GLA in the Project.

                  (i) "Landlord's Management Agent" means the person or persons designated by Landlord from time to time to lease, manage, operate, and/or supervise the operations of the Building for and on behalf of Landlord.

                  (j) "Premises" means that portion of the Building as shown outlined in red on Schedule A, having the GLA specified in clause (c) of the Fundamental Lease Provisions (subject to Landlord's revised measurement thereof as provided in Section 1.2). The Premises consists of the Second Floor Space, the Third Floor Space, the Fourth Floor Space and the Sixth Floor Space, as defined below, and the Storage Space, as defined in Section 2.1(b) below.

                  (k) "Second Floor Space" means approximately 19,739 square feet of GLA located on the second (2nd) floor of the Building, as depicted on Schedule A hereto.

                  (l) "Sixth Floor Space" means approximately 8,436 square feet of GLA located on the sixth (6th) floor of the Building, as depicted on Schedule A hereto.

                  (m) "Third Floor Space" means approximately 22,645 square feet of GLA comprising the entire third (3rd) floor of the Building, as depicted on Schedule A hereto, which space includes the Computer Area.

         The section references for definitions of all other capitalized terms used in this Lease are contained in the Table of Defined Terms immediately following the Table of Contents.

         Section 1.2.   Determination of GLA of Premises, Building and Project.

         The GLA in the Premises, the Building, and the Project have been calculated by Landlord's architect in accordance with the WDCAR and shall be as set forth in clause (c) of the Fundamental Lease Provisions for all purposes of this Lease. The parties agree that the GLA of the Premises is as stated in
Section 1.1 above. More specifically: (i) the GLA for the Fourth Floor Space and the Sixth Floor Space, which are to be occupied by Tenant as of October 1, 1997, is 31,081 square feet; (ii) the GLA for the Third Floor Space excluding the Common Area, which is to be occupied by Tenant on December 1, 1997, is 21,589 square feet; (iii) the GLA for the Computer Area which is to be occupied by Tenant on February 1, 1998, is 1,056 square feet; and (iv) the GLA of the Second Floor Space, which is to be occupied by Tenant on February 1, 1998, is 19,739 square feet. The occupancy dates set forth above shall be subject to the provisions of Section 2.6 below.

         Section 1.3.   Changes to Project.

         As between Landlord and Tenant, Landlord may at any time and from time to time eliminate or add any improvements, or change or consent to a change in the shape, size, location, number, height or extent of the improvements to any portion of the Building. Nothing herein contained, however, shall be deemed to permit Landlord to change the dimensions or location of the Premises or the lobby of the Building or materially adversely affect the access to the Premises from the Common Areas adjacent thereto, if any, without Tenant's consent, unless any such changes are required by reason of any federal, state or local environmental or other law, rule, regulation, guideline, judgment, order or action.

         Section 1.4.   Status of Landlord and Project.

         Landlord has good and marketable fee simple title to the Project. Landlord is a general partnership duly organized and in good standing in the Commonwealth of Virginia, has full right, power, and authority to execute, deliver, and perform this Lease, and the person signing on behalf of Landlord is authorized to do so by any and all necessary partnership and corporate actions. No litigation has been initiated or, to the knowledge of Landlord, threatened against Landlord or against the Project which, if adversely determined, would impair Landlord's ability to execute, deliver, and perform this Lease. Neither Landlord, any affiliate of Landlord, the Project, nor the Building is subject to or otherwise bound by any legal requirements or agreement (written or oral) which would be breached, or which would result in the creation or imposition of any title exception applicable to the Building, by Landlord's execution, delivery, or performance of this Lease. Landlord will not seek or consent to any street or alley closing or other action that would eliminate or shut off light, air, or view to or from the Premises (provided that Landlord shall not be required to initiate judicial action to prevent others from so doing).

                                  ARTICLE 2

                          PREMISES AND TENANT'S WORK

         Section 2.1.   Lease of Premises.

         (a) Office Premises. Landlord, in consideration of the Rent to be paid and the covenants to be performed by Tenant, hereby leases to Tenant, and Tenant hereby leases and takes from Landlord, for the Term, the Premises, at the rental, and upon the covenants and conditions, herein set forth. Portions of the Premises shall be delivered by Landlord to Tenant pursuant to the timetable and the terms and conditions set forth in Section 2.6 below.

         (b) Storage Space. Effective as of the Second Floor Commencement Date, Landlord hereby leases to Tenant certain additional space containing approximately 1,000 rentable square feet in such areas as more particularly designated on Schedule A- 4 attached hereto. In addition, Landlord hereby grants to Tenant the right to lease certain additional storage space in such areas of the Project as are designated for storage by Landlord on a first-come, first-served basis (the initial storage space and additional storage space leased to Tenant by Landlord, if any, are collectively the "Storage Space"). Tenant may exercise its option to lease additional Storage Space from time to time throughout the term of the Lease by giving written notice to Landlord of its desire to lease the same, which notice shall be conditioned upon the availability of the desired space.


         Tenant shall pay Landlord an annual rental for the Storage Space (the "Storage Rent") equal to $10.25 per rentable square foot of GLA of the Storage Space, adjusted annually at the rate of 2 1/2% per annum. The Lease Years for Storage Space shall be concurrent with the Lease Years for the Premises. No janitorial or trash removal services shall be provided to the Storage Space. No other charges shall be applied, as Additional Rent or otherwise, to the Storage Space, except for charges incurred by Landlord in enforcing its rights relating to the Storage Space under this Lease, in accordance with the terms of this Lease.

The Tenant shall have the option, exercisable at any time during the Term, to cancel its lease of the Storage Space, upon thirty (30) days' prior written notice to the Landlord. Except as provided in this Section 2.1(b), the terms and conditions of Tenant's occupancy of the Storage Space shall be as set forth in this Lease.

         The Storage Space shall be leased in its absolute "AS IS" condition. There shall also be no core factor for the Storage Space (i.e., the usable areas shall be equal to the rentable area).

         (c) Common Areas. Tenant, its partners, employees, and invitees shall have the right during the entire Term to use in common with others, in accordance with the covenants and obligation of Tenant contained in this Lease, the lobbies, entrances, exits, stairs, corridors, elevators, off-street loading areas, men's and women's rest rooms, and other public portions or facilities (including the right to use the fitness facility located at the Project) from time to time provided by Landlord for use in common by Tenant and other tenant located in the Building.

         (c) Fitness Facility. In furtherance of the provisions of Section 2.1(c), above, the parties agree that for so long as Landlord continues to operate a fitness facility within the Project (the "Fitness Facility"), Tenant's employees shall be entitled to use the same. In this regard, the parties acknowledge and agree that: (i) Landlord is under no obligation to staff the Fitness Facility and, accordingly, Tenant's employees shall use the Fitness Facility at their sole risk; (ii) Landlord may require that Tenant procure certain insurance coverage prior to the use of the Fitness Facility by any of Tenant's employees; (iii) Landlord may require Tenant's employees to participate in an orientation program prior to using the Fitness Facility and to sign waivers for the same (a copy of the waiver form currently in use is attached to this Lease as Schedule B); and (iv) Landlord may restrict the number of Tenant's employees that may use the Fitness Facility, which number shall be based proportionately on the total square feet of Premises occupied by Tenant. Landlord reserves the right to impose a membership fee for the use of the Fitness Facility (although no such fee is currently being charged); however, in such event, for each Lease Year in which such a fee is charged, the "Costs Base Year" shall be deemed increased by the amount paid by Tenant and/or its employees to Landlord on account of the use of the Fitness Facility during such Lease Year (the "Tenant's Membership Payments"). To the extent that Tenant's

Operating Cost Charge for any Lease Year is not reduced by the full amount of the Tenant's Membership Payments made in such Lease Year, any unused portion shall accrue and be added to the Costs Base Year for the following Lease Year until the same is fully utilized.

         Section 2.2.   Roof Equipment.

         (a) Tenant shall have the right during the Main Term, at no additional rental, to install, operate, maintain and modify telecommunications equipment (collectively, the "Antenna") on the roof of the Building, consisting of antennas, poles, dishes, masts, posts, cabling, wires and accessories, including any upgrades or replacements thereof and thereto. The Antenna shall be installed, maintained and used strictly at the Tenant's sole cost and expense.

         (b) Landlord approves the size, location, design and manner of installation of the Antenna currently located on the Building roof, drawings for which are attached hereto as Schedule A-2. Prior to initiating any additions or changes to the Antenna, Tenant shall submit to Landlord for its review and approval all drawings and specifications therefor. Landlord reserves the right to have any drawings and load calculations reviewed by Landlord's third party engineer at Tenant's expense. Landlord's review and approval of any changes to the Antenna shall be made within five (5) business days after Tenant's request therefore; and shall not be unreasonably withheld, conditioned or delayed; provided, that any changes in the location of the Antenna shall be in Landlord's sole but reasonable discretion.

         (c) Landlord reserves the right to review and approve any contractors providing services that affect the Building. All contractors shall carry insurance that complies with the requirements of Section 10.2 of this Lease.

         (d) After obtaining written approval of the Landlord, Tenant shall have reasonable access 24 hours per day, 365 days per year, to the roof for installation and maintenance of the Antenna and shall have the right to install all reasonable wiring related thereto. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install, maintain and operate the Antenna. Copies of such permits and licenses shall be provided by the Tenant to the Landlord prior to the installation of the Antenna.

         (e) Unless otherwise approved by Landlord in writing, Tenant shall not be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Antenna. Tenant shall not be permitted to install, maintain or use the Antenna in any manner that would cause any damage to the structural portions of the Property. Tenant, upon written notice from the Landlord of any damage, shall repair any such damage, at its sole cost and expense, within thirty (30) days after the date of such notice.

         (f) Tenant shall install, maintain and use the Antenna is accordance with all applicable federal, state and local laws and regulations. The Tenant shall institute corrective maintenance within five (5) business days after its receipt of written notice from the Landlord as to the necessity for the same. If the Tenant has not instituted corrective measures within the five (5) business day period, and does not diligently complete the same, then the Landlord shall have the right to take corrective measures on the Tenant's behalf, the cost of which shall be reimbursed by the Tenant upon the Landlord's demand for the same. Notwithstanding the foregoing, the Landlord may take, at the Tenant's expense, any reasonable maintenance measures it deems necessary in the event of an emergency.

         (g) Upon the termination of this Lease, Tenant shall be responsible for all costs of removal of the Antenna and for the restoration of the roof area in which the Antenna was installed to original condition. Landlord reserves the right upon the expiration of this Lease to reasonably require, by written notice to Tenant, that Tenant remove the Antenna within ten (10) days from Tenant's receipt of such notice, unless Landlord waives such right in writing at the time of granting its consent to the installation of the Antenna. If Tenant elects not to remove the Antenna from the Property upon the expiration or earlier termination of this Lease, or after expiration of the 10-day notice period provided for in this Lease, then the Antenna shall be deemed abandoned by Tenant and shall become the property of the Landlord.

         (h) Tenant's right to install, maintain and use such Antenna shall be subject and subordinate to the rights of any and all existing tenants at the Property that have been previously granted the right to install and maintain antenna or other telecommunications equipment within the roof area of the Property.

         (i) Landlord shall take such actions as may be reasonably necessary to ensure that no other antennae, satellite dishes or other roof devices installed after the installation of the Antenna interfere with the use of the Antenna by Tenant or the reception thereof. Landlord agrees to provide a continuous source of power sufficient to operate the Antenna.

         (j) Without limiting Landlord's access to the balance of the Building roof, Landlord shall not have access to the Antenna and shall not handle or have any contact with the same or any of its related wires, conduits or other facilities without the prior consent of Tenant, except in emergency situations pursuant to the last paragraph of Section 2.2(f)7, and any such access or contact must be supervised by a representative of Tenant. In no event may the Antenna be relocated without Tenant's prior written consent.

         Section 2.3.   Condition of Premises.


         (a) The parties acknowledge that portions of the Premises have been (up through the date immediately prior to the effective date of this Lease) occupied by Tenant under that certain sublease dated July 22, 1997, as amended by that First Amendment dated August 18, 1997 (the "Sublease") between Tenant and NHP Incorporated ("NHP"), a then-existing space tenant of the Premises. Pursuant to the provisions of the Sublease, NHP is required to deliver the Third Floor Space (excluding the Computer Area) to Tenant on December 1, 1997, and to deliver the Computer Area, the Storage Space and the Second Floor Space to Tenant on February 1, 1998. The parties acknowledge that the Fourth Floor Space and the Sixth Floor Space have previously been delivered to Tenant in compliance with the provisions of the Sublease. Further, the Sublease required NHP to deliver all of such space to Tenant on the dates set forth above in broom-clean condition, free of all furniture, fixtures and equipment other than those purchased by Tenant from NHP. Landlord agrees to deliver the Third Floor Space, Computer Area, Storage Space and Second Floor Space to Tenant on the dates set forth above in the condition contemplated pursuant to the immediately preceding sentence. The mechanical, electrical and other systems in the Premises shall be delivered in good working order. The parties acknowledge that the lease with NHP (the "NHP Lease") is subject to a binding termination agreement, a copy of which has been furnished to Tenant, pursuant to which portions of the Premises are deleted from the space demised to NHP under the NHP Lease on or prior to the dates upon which Tenant is entitled to lease such portion of the Premises pursuant to this Lease, and that NHP shall have no right to occupy any portion of the Premises on the delivery dates set forth above.

         (b) Subject to the provisions of Sections 2.3, 2.6 and 18.5(b), Tenant acknowledges that it has had the opportunity to inspect the Premises, that Landlord has no obligations to perform any work to the Premises as a condition to Tenant's occupancy, and that Tenant is accepting the Premises in their absolute "AS IS" condition.

         Section 2.4.   ADA Compliance.

         As used in this Lease, the Americans with Disabilities Act ("ADA") shall mean the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1201 et seq., and all implementing regulations. Landlord and Tenant intend to comply with the requirements of the

ADA and the parties hereby mutually agree to allocate responsibility for such compliance as follows:

         (a) Subject to the provisions of Section 18.5(b), Landlord shall have the responsibility to comply with the requirements of the ADA in all Common Areas and common elements, including all restrooms located within the Premises. Such compliance responsibility shall include, but shall not be limited to, the obligation to remove architectural and communication barriers in the Common Areas and common elements where such removal is readily achievable. Landlord represents that the Building is in compliance with the ADA and agrees to indemnify Tenant from any claims arising from Building non-compliance and shall remedy the same at no cost to Tenant, unless such non-compliance results from Tenant's actions.

         (b) Tenant shall have the responsibility to comply with the requirements of the ADA in the Premises. Such responsibility shall include, but shall not be limited to, the obligation to remove architectural and communication barriers in the Premises created by Tenant's trade fixtures and leasehold improvements made by Tenant, where such removal is readily achievable.

         (c) Where Building alterations involve the Common Areas or common elements which are under Landlord's control, it shall be the Landlord's responsibility to comply with the standards of accessibility required under the ADA.

         (d) Each party shall be responsible for the ADA compliance of its own standards, criteria, administrative methods, eligibility criteria, policies, practices, and procedures.

         (e) Tenant shall be responsible for the provision of any "auxiliary aids and services," as such term is defined and used in the ADA, to its customers, clients, or patrons if and to the extent required in connection with the operation of its business or occupancy of the Premises.

         (f) To the extent permitted by the ADA, where either Landlord or Tenant can demonstrate that barrier removal is not readily achievable in an area in which either party has responsibility for ADA compliance, the party responsible for compliance, as herein provided, shall make use of alternatives to barrier removal, if such alternatives area readily achievable.

         (g) Where alterations made by either party trigger "path of travel" requirements under the ADA, the party making such alterations shall be responsible for satisfying such requirements.

         Section 2.5.   Confirmation of Occupancy.

         The parties acknowledge that Tenant is occupying the Fourth Floor Space and the Sixth Floor Space as of October 1, 1997. In furtherance thereof, Tenant has executed and delivered to Landlord a fully executed "Term Commencement Letter" in the form attached hereto as Exhibit E with respect to such space. In addition, within fifteen (15) days following the date Tenant takes occupancy of each of the Second Floor Space, the Computer Area and the balance of the Third Floor Space, Tenant shall deliver to Landlord a fully executed Term Commencement Letter for the option space so occupied.

         Section 2.6.   Delivery of Premises.

         (a) Landlord shall deliver the Fourth Floor Space to Tenant on October 1, 1997 (the "Fourth Floor Commencement Date").

         (b) Landlord shall deliver the Sixth Floor Space to Tenant on

October 1, 1997 (the "Sixth Floor Commencement Date").

         (c) Landlord shall deliver the Third Floor Space (excluding the Computer Area) to Tenant on December 1, 1997 (the "Third Floor Commencement Date").

         (d) Landlord shall deliver the Computer Area, the Storage Space and the Second Floor Space to Tenant on February 1, 1998 (the "Second Floor Commencement Date").

         (e) All portions of the Premises shall be delivered by Landlord to Tenant on the dates set forth above in broom-clean condition, free of any other occupants and free from all furniture, fixtures and equipment other than those purchased by Tenant from NHP.

         (f) The Rent Commencement Date for each portion of the Premises shall occur upon the "Commencement Date" for such space as set forth in clauses (a) through (d) above.

         Section 2.7.   Right of First Offer (Recurring).

         (a) Provided that Tenant is not in default under this Lease beyond any applicable grace, notice or cure period or is diligently pursuing a good faith cure of any default hereunder at the time that Tenant exercises such option, and is not subletting more than fifty percent (50%) of the Premises or assigned its interests under the Lease, Tenant shall have an ongoing right of first offer (the "Recurring ROFO"), subject in all respects to the prior rights of current tenants at the Project (which rights are described on Schedule L), to lease any office space not initially leased by Tenant within Floor 2 of the Building, as hereinafter provided. This Recurring ROFO may not be offered more than two (2) times in any twelve (12) month period, and is not contingent upon Tenant's exercise of any other right or option under this Lease except that Tenant shall not be entitled to exercise its ROFO during the last twelve (12) months of the Main Term unless it has exercised its renewal option under Section 3.4.

         (b) Landlord shall provide written notice to Tenant as early as reasonably possible in advance of the date that any such space may become available, and shall use its commercially reasonable efforts to provide notice simultaneously with any notice provided to any tenants with prior rights. Landlord's notice shall contain the rent and allowances that will apply to the proposed ROFO space (both calculated as provided in paragraph (c) below). If Tenant elects to exercise its Recurring ROFO with respect to the proposed ROFO space, it shall give written notice thereof within ten (10) business days after receipt of Landlord's notice of availability. If Landlord does not receive Tenant's election to exercise its Recurring ROFO within such ten (10) business day period, then Landlord shall be entitled to lease the proposed ROFO space to another tenant. If Tenant elects to exercise its Recurring ROFO, then in its notice to Landlord of that election, Tenant shall inform Landlord as to whether Tenant accepts or does not accept Landlord's calculation of Market Rent for the

ROFO space. If Tenant does not accept Landlord's calculation of Market Rent, then the parties shall proceed directly to a "three-broker" determination. Immediately after Tenant initially rejects Landlord's determination of Market Rent, then Landlord's broker and Tenant's broker together shall select a third licensed real estate broker with at least five (5) years experience in the Tysons Corner, Virginia office market. The three brokers shall then, within ten
(10) days of Tenant's initial notice of rejection to Landlord, calculate the Market Rent for the ROFO space by taking the average of those two (2) of the three (3) brokers' rent calculations that are the closest together. The brokers' calculation of Market Rent shall be irrevocable and binding upon Landlord and Tenant; provided, however, that Tenant's exercise of its Recurring ROFO is conditioned upon, and shall be revocable by Tenant in its sole discretion until, three (3) business days after the final determination (as set forth in this Section 2.7(b)) of the Base Rent for the ROFO space.

         (c) If Tenant exercises its Recurring ROFO, Tenant shall thereafter enter into a lease of the proposed ROFO space on the terms and conditions as are set forth in this Lease (except the Rent and any allowance). If Tenant exercises the Recurring ROFO during the first two (2) Lease Years, Tenant shall pay the then-escalated Base Rent for its occupancy of the proposed ROFO space. If Tenant exercises the Recurring ROFO during the remaining five

(5) Lease Years, the Base Rent shall be ninety-five percent (95%) of the then-current Market Rent (defined in the first paragraph of Section 3.4(c)). The allowance applicable to the proposed ROFO space shall be the then-market allowance provided by landlords in the Tysons Corner, Virginia area for expansion space in properties similar to the Project, taking into consideration the then-existing condition of the expansion space and the premises, the time period remaining in the Term and the Rent then paid by Tenant. The market rate for the allowance shall be determined in the same manner and at the same times as the Market Rent is determined for such ROFO space. Base Rent shall commence ten (10) business days after the delivery of the ROFO space to Tenant (the "ROFO Rent Commencement Date") with the leasehold improvements substantially completed (defined below). If the leasehold improvements for the ROFO space consist of retrofit such as painting and carpeting, they shall be completed by Tenant in accordance with the provisions of Section 9.4. If the leasehold improvements require more than simple retrofit, then the parties shall agree in good faith on the process to bid the work and have it completed by Landlord's contractors.

         (d) Upon the rent commencement date of any ROFO space, the ROFO space shall be added to and constitute a part of the Premises, and the GLA of the Premises shall be increased accordingly. The term of the lease for any ROFO space shall be coterminous with the Term of this Lease. In addition, Tenant shall be entitled to additional non-reserved parking spaces on the same basis as described in Section 7.4.

         (e) As used in this Lease, the term "Substantial Completion" shall mean the date of which (i) all leasehold improvements to the ROFO space have been completed in accordance with the plans and specifications therefor, subject only to minor punch-list items of work which do not substantially interfere with Tenant and with Tenant's use of the ROFO space, (ii) when all governmental or quasi-governmental requirements applicable to the construction and occupy of such leasehold improvements are satisfied (it being understood that the obligation to obtain the certificate of occupancy shall be borne by Tenant, provided that Landlord shall cooperate with Tenant and be available as necessary to obtain the same), (iii) Tenant, its employees, agents, and invitees, have ready access to and ingress from the ROFO space and the Common Areas and such areas of installed, clean, free of construction equipment and materials, (iv) all major equipment and mechanical systems are in good working order, and (v) the ROFO space is broom clean.

         Section 2.8.   Right of First Offer (Secondary).

         (a) Provided the Tenant is not in default under this Lease beyond any applicable grace, notice or cure period or is diligently pursuing a good faith cure of any default hereunder at the time that Tenant exercises such option, and is not subletting more than fifty percent (50%) of the Premises or assigned its interest under the Lease, Tenant shall have a one-time right of first offer subject in all respects to the prior rights of current tenants at the Project (which rights are described on Schedule L), to lease the entire 5th floor of the Building (approximately 22,645 square feet of GLA), plus a recurring right of first offer, not to exceed two times per year, on the entire 7th floor (14,537 square feet of GLA) and approximately 14,209 square feet of GLA on the balance of the 6th floor, both spaces currently being occupied by Informix, as the leases shall expire, but subject to the existing tenants' renewal and expansion options (the "Secondary ROFO"). This Secondary ROFO is not contingent upon Tenant's exercise of any other right or option under this Lease, except the Tenant shall not be entitled to exercise its ROFO during the last twelve (12) months of the Main Term unless it has exercised its renewal option under Section 3.4 of this Lease.

         (b) Landlord shall provide written notice to Tenant as early as reasonably possible in advance of the date that any such space may become available, and shall use its commercially reasonable efforts to provide notice simultaneously with any notice given to any tenant with prior rights. Landlord's notice shall contain the Rent and allowances that will apply to the proposed ROFO space (both calculated as provided in paragraph (c), below). If Tenant elects to exercise its Secondary ROFO with respect to the proposed ROFO space, it shall give written notice thereof within ten (10) business days after receipt of Landlord's notice of availability. If Landlord does not receive Tenant's election to exercise its Secondary ROFO within such ten (10) business day period, then Landlord shall be entitled to lease the proposed ROFO space to another tenant. If Tenant elects to exercise its Secondary ROFO, then in its notice to Landlord of that election, Tenant shall inform Landlord as to whether Tenant accepts or does not accept Landlord's calculation of Market Rent for the ROFO space. If Tenant does not accept Landlord's calculation of Market Rent, then the parties shall proceed directly to a "three-broker" determination. Immediately after Tenant initially rejects Landlord's determination of Market

Rent, then Landlord's broker and Tenant's broker together shall select a third licensed real estate broker with at least five (5) years experience in the Tysons Corner, Virginia office market. The three brokers shall then, within ten
(10) days of Tenant's initial notice of rejection to Landlord, calculate the Market Rent for the Premises, in accordance with the method set forth in Section 2.7(b) above. The brokers' calculation of Market Rent shall be irrevocable and binding upon Landlord and Tenant; provided, however, that Tenant's exercise of its Secondary ROFO is conditioned upon, and shall be revocable by Tenant in its sole discretion until, three (3) business days after the final determination (as set forth in this Section 2.8(b)) of the Base Rent for the ROFO space.

         (c) If Tenant exercises any one or more of its Secondary ROFOs, Tenant shall thereafter enter into a lease of the proposed ROFO space on the terms and conditions as are set forth in this Lease (except the Rent and the allowance). If Tenant exercises a Secondary ROFO, the Base Rent shall be ninety-five percent (95%) of the then current Market Rent (defined in the first paragraph of Section 3.4(c)). The allowance applicable to the proposed ROFO space shall be the then-market allowance provided by landlords in the Tysons Corner, Virginia area for expansion space in properties similar to the Project, taking into consideration the then-existing condition of the expansion space and the premises, the time period remaining in the Term and the tent then paid by Tenant. The market rate for the allowance shall be determined in the same manner and at the same times as the Market Rent is determined for such ROFO space. Base Rent shall commence on ten (10) business days after the delivery of the ROFO space to Tenant with the leasehold improvements Substantially Completed. If the leasehold improvements for the ROFO space consist of retrofit such as painting and carpeting, they shall be completed by Tenant in accordance with the provisions of Section 9.4. If the leasehold improvements require more than simple retrofit, then the parties shall agree in good faith on the process to bid the work and have it completed by Landlord's contractors.

         (d) Upon the rent commencement date of any ROFO space, the ROFO space shall be added to and constitute a part of the Premises, and the GLA of the Premises shall be increased accordingly. The term of the lease for any ROFO space shall be coterminous with the term of this Lease. In addition, Tenant shall be entitled to additional non-reserved parking spaces on the same basis as described in Section 7.4.

         Section 2.9.   Mechanics' and other Liens.

         (a) With respect to any work performed by Tenant in furnishing or equipping the Premises hereunder, and with respect to any alterations performed pursuant to Section 10.4, Tenant will not permit to be created and has no authority to permit to be created or to remain undischarged any lien, encumbrance or charge (arising out of any work done or materials or supplies furnished by a contractor, subcontractor, mechanic, laborer or materialman, or any mortgage, security agreement or otherwise by or for Tenant), which might be or become a lien or encumbrance or charge upon the Premises, or Tenant's leasehold estate therein, the Project or any income therefrom. Tenant will not suffer any other matter or thing whereby the estate, rights and interests of Landlord in the Project might be encumbered or impaired.

         (b) If any mechanics' lien on account of any alleged debt of Tenant, or any person acting on Tenant's behalf, shall be filed against the Premises, the Project or any income therefrom, Tenant shall take and diligently prosecute appropriate action to have the same discharged or bonded and released of record at Tenant's sole expense within thirty (30) days of the filing of such lien. Upon Tenant's failure so to do, Landlord, in addition to any other right or remedy that it may have, may cause said lien to be discharged or bonded and take such other action as may be reasonably necessary to protect its interest, and Tenant shall pay any amounts paid by Landlord in connection with such action, and all reasonable legal and other costs and expenses incurred by Landlord in connection therewith (including reasonable attorneys' fees, court costs (if awarded post-judgment) and other necessary disbursements). Any such amounts paid by Landlord and the amount of any such expenses or costs incurred by Landlord, if not paid by Tenant to Landlord within thirty (30) days after the date Tenant receives written notice and verification from Landlord of the amount thereof and demand for payment of the same, shall, together with interest thereon at the Default Rate from the date of the receipt by Tenant of the aforesaid written notice to the date of payment thereof by Tenant, be treated as Additional Rent, and shall be payable by Tenant to Landlord not later than thirty (30) days after the giving of such written notice and demand. Nothing herein contained shall obligate Tenant to pay or discharge any lien created by Landlord.

         (c) Tenant shall promptly pay all persons furnishing labor or materials with respect to any work performed by or on behalf of Tenant in, on or about the Premises. No work which Landlord permits Tenant to perform shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. This Lease expressly provides that the interest of Landlord shall not be subject to liens for improvements made for or on behalf of Tenant, and Tenant shall notify each of Tenant's contractors of the foregoing provisions.

         (d) To the extent permitted by law, Landlord shall have the right to post such other notices as Landlord may reasonably deem to be appropriate for the protection of its interests in the Premises. The provisions of this Section
2.9 shall apply with respect to any work performed by or on behalf of Tenant in, on or about the Premises during the Term thereof. Nothing contained in this
Section 2.9 shall be deemed to relieve Landlord from its responsibility for any liens resulting from Landlord's (or its affiliate's or agent's) performance of any construction at the Project.

         Section 2.10.  Tenant's Property; Landlord's Lien.


         (a) All trade fixtures, furniture, equipment apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises ("Tenant's Property") shall be and remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term, provided Tenant shall repair to the reasonable satisfaction of Landlord any damage to the Premises caused by the removal of any of Tenant's Property.

         (b) If Tenant's Property, or any portion thereof, is not removed from the Premises upon the expiration of the Term or any earlier termination of this Lease in accordance with the foregoing, such remaining Tenant's Property shall, at the election of Landlord, become the personal property of Landlord, and Tenant's rights therein shall cease upon the exercise of such election by Landlord.

         (c) Landlord hereby waives any statutory or other lien Landlord may have on any of Tenant's personal property located at the Premises.

                                    ARTICLE 3

                                      TERM

         Section 3.1.   Term.

         The term of this Lease ("Term") shall mean the Main Term; provided, that if Tenant exercises its renewal option provided in Section 3.4 of this Lease, then "Term" shall include (where the context is appropriate) the Preliminary Term, the Main Term and the Renewal Term.

         Section 3.2.   [INTENTIONALLY DELETED].

         Section 3.3.   "Main Term," "Lease Year" Defined.

         (a) "Main Term" means the period commencing on the Fourth Floor Commencement Date (i.e., October 1, 1997) and, subject to the provisions of
Article 15 and the other terms and conditions of this Lease, continuing for seven (7) years and two (2) months, such that the Main Term shall expire at 11:59 p.m. on November 30, 2004.

         (b) The First Lease Year shall be that period running from October 1, 1997 through November 30, 1998. Each successive Lease Year shall commence on the expiration of the previous Lease Year and run for the next twelve (12) successive calendar months. "Lease Year" means the first or any following Lease Year.

         (c) It is intended that Base Rent and any other payments required to be made by Tenant hereunder be calculated with reference to the Lease Year. All other charges for which Tenant is responsible are to be based upon the calendar year or partial calendar year, whichever is applicable.


         Section 3.4    Renewal Term.

         (a) Tenant shall have and is hereby granted one (1) option to extend the Main Term, for an additional five (5) year term (the "Renewal Term"), commencing at the expiration of the Main Term and terminating on the fifth (5th) anniversary of the expiration of the Main Term. At least nine (9) months before the expiration of the Main Term, Tenant shall provide written notice to the Landlord of its desire to renew the Lease; provided, that the renewal option shall be exercisable only if the Tenant (i) is not in default under the Lease beyond any applicable grace, notice or cure period or is diligently pursuing a good faith cure of any outstanding default, and (ii) has not sublet more than fifty percent (50%) of the Premises or assigned its interests under the Lease.

         (b) Except as provided as follows, the Renewal Term shall be upon the same terms, covenants and conditions as are set forth in this Lease, except for the provision of parking at no cost to Tenant (which parking during any Renewal Term shall be at a rate not higher than the most favorable rate [which may be zero] being given at that time to any office tenant within the Project). For the purposes of this Lease, no distinction is made between the terms "extend" or "renew" or any variations thereof.

         (c) The Base Rent for the first (1st) Lease Year of the Renewal Term shall be ninety-five percent (95%) of Market Rent.

         "Market Rent" means the annual fair market rental for comparable office premises in comparable buildings for a comparable term that would be agreed upon by a landlord and a tenant located in the Tysons Corner, Virginia area, taking into consideration the following: (a) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interests;
(b) Landlord will not be providing to Tenant any market concessions, including without limitation rental abatement, tenant improvement allowance and additional tenant concessions, if any, being offered at comparable buildings (which would serve to reduce what would otherwise be the Market Rent); (c) the Premises are to be let substantially subject to the provisions of this Lease for a five (5) year term; and (d) there is no broker's or finder's fee or commission payable by either party, unless Tenant has retained a broker, in which case Landlord shall pay Tenant's broker a market rate commission or less if applicable, and the fact that Landlord is paying such a commission shall be taken into account in determining Market Rent; and (e) the Premises are being demised in their then "as-is" condition. Any determination of Market Rent shall also include the rent escalation applicable during the Renewal Term.

         Within thirty (30) days of its receipt of Tenant's notice of its desire to exercise a renewal option, the Landlord shall send to the Tenant a written notice specifying its good faith determination of the Market Rent, including rent escalations, for the Premises. In its determination of Market Rent, Landlord shall provide its estimate, in its commercial good faith, of the Operating Costs and Taxes. The Base Years for Building Operating Costs and for Taxes shall also be updated to the twelve (12) month period following the commencement date of the Renewal Term. Within thirty (30) days of its receipt of notice from Landlord, Tenant shall accept or challenge, in writing, Landlord's determination of Market Rent. If Tenant challenges Landlord's determination of Market Rent, (i) the parties shall attempt to negotiate mutually acceptable renewal terms, or Tenant may elect to proceed directly to a "three-broker" determination and (ii) Tenant shall have the right to rescind its exercise of said renewal option within five (5) business days following the final determination of Market Rent. If Landlord and Tenant are unable to agree on Market Rent within ten (10) days after Tenant initially rejects Landlord's determination of Market Rent, then Landlord and Tenant shall each, within ten
(10) days thereafter, select a licensed real estate broker with at least five
(5) years experience in the Tysons Corner, Virginia area office market, who shall each determine the Market Rent for the Premises in accordance with this paragraph.

         If the higher determination of the Market Rent submitted by one of the brokers is equal to or less than one hundred ten percent (110%) of the determination of the Market Rent submitted by the other broker, the Market Rent shall be the average of the two determinations. If the determination of the Market Rent submitted by one of the brokers exceeds one hundred ten percent (110%) of the determination of the Market Rent submitted by the other broker, the two brokers shall jointly, within five (5) days after notice from either Landlord or Tenant, appoint a third broker with similar qualifications to determine the Market Rent. If the two brokers cannot agree as to the selection of a third broker within five (5) days after the request that they do so, either party may request that any officer of the Board of Realtors for Fairfax County appoint the third broker, which appointment shall be made within ten (10) days thereafter. The third broker shall complete its determination of the Market Rent within thirty (30) days after its appointment. The Market Rent shall be that determination which provides for a net effective rental rate that is neither highest or lowest of the three determinations, unless two determinations are the same, in which event it shall be that amount.

         Landlord and Tenant shall each bear the cost of their respective brokers, and one-half (1/2) the cost of the third broker, if any.

         Section 3.5    Termination.

         Unless sooner terminated pursuant to the provisions hereof, this Lease shall terminate on the expiration of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all remedies at law or equity respecting the summary recovery of possession of the Premises from a Tenant holding over, to the same extent as if statutory notice had been given. For a period of six (6) months prior to the expiration of the Term, upon reasonable prior notice to Tenant, Landlord shall have the right to show the Premises and all parts thereof to prospective tenants during normal business hours.


         Section 3.6.   Holding Over.

         If Tenant shall be in possession of the Premises after the termination of this Lease, in the absence of any written agreement extending the Term, the tenancy under this Lease shall become one from month-to-month, terminable by Landlord or Tenant on thirty (30) days' prior written notice, at a monthly rental equal to one hundred fifty percent (150%) of the sum of (i) the monthly installment of Base Rent payable during the last calendar month of the Term and
(ii) one twelfth (1/12) of the average annual Operating Charge, Tenant's Utility Charge and Tenant's Taxes payable thereunder for the last two (2) Lease Years. Tenant shall also pay as Additional Rent all other charges payable under the terms of this Lease, prorated for each month during which Tenant remains in possession. Such month-to-month tenancy shall be subject to all other conditions, provisions and obligations of this Lease. Tenant shall not interpose any counterclaims in a summary proceeding or other action based on holdover; provided, however, that Tenant may assert all applicable defenses in any such proceeding.

                                    ARTICLE 4

                                      RENT

         Section 4.1.   Tenant's Agreement to Pay Rent.

         Tenant hereby agrees to pay to Landlord during the Term, at the times and in the manner herein provided, Base Rent, as may be increased from time to time, and Additional Rent (collectively, "Rent"). Tenant's obligation to pay Rent accrued and payable during the Term shall survive the termination of this Lease.

         Section 4.2. Rent Commencement Date. "Rent Commencement Date" for each portion of the Premises shall occur upon the Commencement Date appropriate to such space, as specified in
Section 2.6.

         Section 4.3. Base Rent. Tenant shall pay Landlord the Base Rent set forth in clause (g) of the Fundamental Lease Provisions, in twelve (12) equal monthly installments, on the first (1st) day of each calendar month. If the Main Term should begin on a date other than the first (1st) day of a calendar month, Tenant shall pay Landlord as Base Rent for such days remaining in the partial month the product obtained by multiplying 1/365th of the Base Rent for the first Lease Year by the number of days remaining in such partial month.

         Section 4.4.   Additional Rent.

         In addition to Base Rent, Tenant shall pay all other sums of money or charges of whatever nature required to be paid by Tenant to Landlord pursuant to this Lease (collectively, "Additional Rent"), whether or not the same are designated as Additional Rent.

         Section 4.5.   Payment of Rent.

         Tenant shall pay all Rent when due and payable, without any set-off, deduction, notice or prior demand therefor whatsoever. If Tenant shall fail to pay any Rent within five (5) days after notice that the same is due, Tenant shall be obligated to pay a late payment charge equal to five percent (5%) of any Rent payment not paid when due, to reimburse Landlord for its additional administrative costs. Unless otherwise provided herein, any Additional Rent which shall become due shall be payable with the next installment of Base Rent, and if none is thereafter due, upon Landlord's demand therefor. Rent and any reports and statements required of Tenant shall be paid and delivered to Landlord at the designated management office in the Building between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, or at such other place reasonably acceptable to Tenant as Landlord may, from time to time, designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full shall be given no effect, and

Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

         Section 4.6. Security Deposit. (a) Upon execution of this Lease, Tenant shall deliver to Landlord the funds described below to serve as the security deposit hereunder (the "Security Deposit"). The Security Deposit, if posted in the form of cash (in whole or in part), shall be held in an interest-bearing savings account and all interest on the Security Deposit shall be added to the Security Deposit, deemed part of the Security Deposit. Tenant shall also be entitled to post the Security Deposit in the form of letter of credit and/or marketable securities, if posted in a form and in accordance with the documentation accepted and requested by Landlord. Notwithstanding the foregoing, all interest, dividends or other proceeds on or from the Security Deposit (if posted, in whole or in part, in the form of cash and/or marketable securities) which causes the aggregate balance of the Security Deposit to exceed the maximum required amount of $500,000 (as may be reduced from time to time) shall be returned to Tenant on a quarterly basis.

         (b) The Security Deposit shall be security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions, and agreements under this Lease.

         (c) The Security Deposit for the entire Premises shall be in the amount of $500,000.00. Because only a portion of the Premises will be initially occupied by Tenant, the Security Deposit shall be delivered by Tenant to Landlord in accordance with the following: (i) the portion of the Security Deposit applicable to the Fourth Floor Space and the Sixth Floor Space, in the amount of $215,000.00, shall be delivered to Landlord as of the Fourth Floor

Commencement Date; (ii) the portion of the Security Deposit applicable to the Third Floor Space, in the amount of $155,000.00, shall be paid to Landlord on the Third Floor Commencement Date; and (iii) the portion of the Security Deposit applicable to the Second Floor Space, in the amount of $130,000.00, shall be delivered to Landlord on the Second Floor Commencement Date.(c)

         (d) Provided that Tenant is not in default under the terms and conditions hereof (beyond any applicable notice and cure period), as of the date Tenant has obtained $300,000,000.00 in equity, bank loans or proceeds from public debt offerings (which proceeds are used for working capital or repayment of existing obligations) (the "300 Million Test"), that portion of the Security Deposit then posted which exceeds $320,000.00 shall be returned to Tenant, and Tenant shall not be required to post additional security unless Tenant no longer satisfies the 300 Million Test. If Tenant no longer satisfies the 300 Million

Test, then Tenant shall restore the Security Deposit to the full $500,000.00 initially required under Section 4.6(a).

         (e) Landlord may at any time request appropriate financial information and statements to verify whether Tenant has or is satisfying the 300 Million Test, and to confirm, as part of satisfying the 300 Million Test, in Landlord's reasonable discretion that Tenant is using the proceeds of such public debt offerings for working capital and the repayment of existing obligations. Tenant shall respond and supply Landlord with financial information with respect to the foregoing confirmation within ten (10) business days after Landlord's request.

         (f) If, on the expiration of this Lease, Tenant is not in default under the terms and conditions hereof (beyond any applicable notice and cure periods) and is current in all of its monetary obligations hereunder, then within thirty
(30) days following the expiration date of the Term, Landlord shall return the Security Deposit to Tenant, less such portion thereof as shall reasonably be necessary to repair such damage caused by Tenant to the Premises in connection with (i) removing its goods and effects, and (ii) Tenant's use and occupancy of the Premises, ordinary wear and tear excepted, and which causes Tenant to be in default of its obligation under this Lease. In the event of any default (beyond any applicable notice or cure periods) by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the Security Deposit as shall reasonably be necessary to cure such default, in which event Tenant shall be obligated to deposit promptly with Landlord the amount necessary to restore the Security Deposit to its original amount.

         Section 4.7.  Interest Charge.

         In addition to any late payment charge which might otherwise be due, any Rent payable by Tenant under this Lease which is not paid within five (5) days after the same is due shall bear interest at the Default Rate from the first day due until such Rent, plus all interest accrued thereon, are paid in full; provided, however, that the terms of this Section 4.7 shall be waived the first (1st) two (2) times in any twelve (12) month period that Tenant fails timely to pay any Rent within such five (5) day period.

                                    ARTICLE 5

                                       USE

         Section 5.1.   Prompt Occupancy and Use.

         Tenant shall occupy the Premises upon commencement of the Main Term and thereafter shall continuously occupy and use the Premises for the permitted use as set forth in clause (i) of the Fundamental Lease Provisions ("Permitted Use") and for no other purpose whatsoever without the prior written consent of Landlord. If Tenant vacates the Premises for a period exceeding three (3) consecutive calendar months at any time during the Term, unless due to a Casualty or approved Transfer, Landlord shall have the right (but not the obligation) to terminate this Lease and recapture the Premises, but if Tenant is not otherwise in default under this Lease, Landlord shall not be entitled to recover damages or collect Rent (beyond the date of Landlord's termination) as a result thereof.

         Section 5.2.   Operating Hours.

         The operating hours for office tenants at the Building are 8:00 a.m. until 6:00 p.m. Mondays through Fridays and 8:00 a.m. until 1:00 p.m. Saturdays (excepting, however, Sundays and legal holidays). If Tenant is operating within the Premises for hours in excess of the stated operating hours and requests additional HVAC service for such periods, then Tenant shall pay to Landlord as Additional Rent, upon demand, any additional costs actually incurred by Landlord in connection therewith. The current costs to Landlord for after hours HVAC is $48.00 per floor per hour.

         Section 5.3.   Operational Requirements.

         (a) Landlord shall perform or provide certain standard building services at, to or within the Building, a schedule of which is attached hereto as Schedule B, in accordance with the standards of a modern, first-class office building. The cost of providing or performing the services are included within the "Operating Costs" of the Building, a proportionate share of the increase to which over those for calendar year 1997 shall be paid by Tenant in accordance with the terms of this Lease.

         (b) In regard to the use and occupancy of the Premises, Tenant shall, at its expense: (i) keep the inside and outside of all glass doors of the Premises clean; (ii) replace promptly any cracked or broken glass (except exterior glass) with glass of like kind and quality; (iii) maintain the Premises in a clean, orderly and sanitary condition; (iv) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the interior of the Premises; (v) comply with all federal, state, county and city laws, ordinances, codes, rules, regulations and reasonable recommendations of Landlords's insurer or applicable fire insurance rating organizations now or hereafter in effect; (vi) comply with and observe all reasonable rules and regulations established by Landlord from time to time for the Building, a copy of which current rules and regulations are attached hereto as Schedule F, provided the same are applied equally to all tenants of the Building; and (vii) conduct its business in all respects in a dignified manner in accordance with the highest standards of a first-class office project in the Tysons Corner, Virginia area.

         (c) In regard to the use and occupancy of the Premises and the Common Areas, Tenant shall not: (i) place or maintain any trash, refuse or other articles in any vestibule, service corridor or entry way of the Premises, on the footwalks or any corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor or any other Common Areas;
(ii) permit the parking of vehicles so as to unreasonably interfere with the use of any Common Area or other area within the Project; (iii) receive or ship articles of any kind, except mail and packages, outside the designated loading area for the Project; (iv) obstruct the Common Areas adjacent to the Premises;
(v) use or permit the use of any portion of the Premises in a manner likely to injure the reputation of the Project or which will be in violation of law, nor permit any part of the Premises to be used for any unlawful, disreputable or immoral purpose whatsoever or for any other activity of a type which is not generally considered appropriate for urban office centers conducted in accordance with the highest standards of operation; (vi) use or permit the use of any portion of the Premises for any activity which constitutes a nuisance or is hazardous; (vii) place a load upon any floor which exceeds the floor load which the floor was designed to carry; or (viii) operate its heating or air-conditioning in such a manner as to drain heat or air-conditioning from the Common Areas or from the premises of any other tenant or other occupant of the Project.

         Section 5.4.   Signs; Painting; Displays.

         (a) Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises any signs, advertising matter or any other thing of any kind, and will not place or maintain any matter on the glass of any window, door or other portions of the Premises in such a manner as to be visible from the exterior of the Premises, unless and to the extent approved by Landlord as part of Tenant's Plans or as otherwise approved in writing by Landlord. Tenant shall, at its expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times.

         (b) Tenant shall not paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord's approval.

         (c) Tenant shall have the right, at its sole cost and expense, to manufacture and affix and install a sign on one side of the exterior of the Building, which both parties agree shall be the Route 7 side of Leesburg Pike at the approximate location of the current "NHP" sign, which sign shall be subject to the approval of any governmental or civic authority which has jurisdiction thereover. Landlord shall remove or cause NHP to remove the existing NHP sign, at no cost to Tenant, on or before December 1, 1997. The design, locations, materials, size and manner in which the name is attached to the Building shall be acceptable in all respects to the Landlord in its reasonable discretion. Tenant shall at its sole cost and expense cause the sign to be maintained, and the contractors or workmen responsible for maintaining the same must perform their work in a manner which does not cause any damage to the Building or unreasonably interfere with Landlord's maintenance of the Building. Tenant shall obtain, at its cost, all permits and governmental consents necessary for the sign. Tenant shall be permitted to display the sign for so long as Tenant occupies at least 43,398 square feet of GLA within the Building; provided, that Tenant shall be permitted to install its sign simultaneously with the removal by NHP of the NHP sign.

         (d) Tenant shall receive, at no charge to Tenant, up to eight (8) strips for names and suite numbers on the directory in the lobby of the Building, which number of strips will be increased proportionately if and as Tenant occupies the Third Floor Space and the Second Floor Space. Any subsequent changes to the names on the directory shall be made at Tenant's sole cost.

         Section 5.5.   Access Keys.

         Tenant shall have the right, at Tenant's cost, to install security key locks and readers on the inside of both stairwells on the second (2nd), third
(3rd) and fourth (4th) floors so that Tenant's employees will be able to use the stairs for internal access. If permitted, all such systems shall be installed and maintained in compliance with applicable Fairfax County and/or Virginia law; provided, that Tenant shall provide Landlord with all keys or cards necessary to provide Landlord with access to the Premises.

                                    ARTICLE 6

                                      TAXES

         Section 6.1.   Real Estate Taxes.

         (a) Beginning with the second (2nd) Lease Year during the Main Term, and continuing for each successive Lease Year thereafter, Tenant shall pay in each Tax Year, or portion thereof occurring during the Term, as Additional Rent, Tenant's proportionate share of the increase to all Taxes over those Taxes incurred by Landlord for the Project during calendar year 1997 (the "Tax Base Year"), grossed up to reflect one hundred percent (100%) assessment at full occupancy. As used herein, "Taxes" shall mean amounts payable by Landlord with respect to personal property taxes, intangible taxes, real estate taxes, ad valorem taxes, general and special assessments, taxes on real estate rental receipts, taxes on Landlord's gross receipts, or any other Tax imposed upon or levied against real estate or upon owners of real estate rather than persons generally, payable with respect to or allocable to the Project (including, but not limited to, any payments in lieu of any Taxes, and reasonable fees of attorneys, consultants and appraisers in contesting any Taxes). Taxes shall not include, nor shall Tenant be obligated to pay pursuant to this Section, such taxes as capital gains, corporation, unincorporated business, income, profit, excess profit, inheritance, transfer, recordation, estate, gift, or franchise taxes, or license fees, or any taxes, fees, or charges imposed, assessed, levied, or charged which are directly associated with construction of improvements on the Project, or any vault rental or other vault charges, or any fines, penalties, and interest on late payments of any taxes, or any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Project or any withholding tax in the event the Building is sold to a non-United States entity.

         (b) The amount of Tenant's proportionate share of the increase in Taxes ("Tenant's Taxes") for the second (2nd) and each successive Lease Year shall be computed by multiplying the amount of such increase in Taxes over those incurred in the Tax Base Year by the GLA Tax Fraction. In the last Lease Year of the Term the provisions of this Section shall apply, but Tenant's liability for its proportionate share of any increase in Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Lease Year falling within the calendar year in question. Tenant expressly agrees that Tenant shall have no right to appear or contest any Taxes assessed, allocated or imposed with respect to the Project and Tenant hereby expressly waives any and all rights now or hereafter conferred upon it by law to independently contest any Taxes.

         (c) Landlord shall contest any Taxes imposed upon the Project if requested to do so in writing by tenants occupying at least fifty percent (50%) of the then-leased space within the Project.

         Section 6.2.   Payment of Tenant's Taxes.

         Tenant's Taxes shall be paid by Tenant in twelve (12) equal monthly installments in advance in such amounts as are estimated and billed for each applicable Lease Year by Landlord at the commencement of the second (2nd) Lease Year during the Main Term. Each installment is due on the first (1st) day of each calendar month. At any time or times during any Lease Year, Landlord may reasonably revise its estimate of Tenant's Taxes and adjust Tenant's equal monthly installments payable thereafter during such Lease Year to reflect such revised estimate. Any revised estimate shall include a reasonably detailed explanation of the revision. Within sixty (60) days after the date upon which Landlord shall be obligated to pay any Tax, or such reasonable (in Landlord's determination) time thereafter, Landlord shall certify to Tenant the amount of Taxes allocated and assessed for the Lease Year in question and the amount of Tenant's proportionate share thereof, which certification shall include a copy of the tax bill at issue. The proportionate share paid or payable for each such Lease Year shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account, or (if such adjustment is at the end of the Term), pay Tenant, as the case may be, within thirty (30) days of Tenant's receipt of such certification, such amounts as may be necessary to effect such adjustment to the agreed upon proportionate share for each such Lease Year. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific Lease Year in which any such failure occurs. Notwithstanding anything herein to the contrary, if it should thereafter be determined by a court of competent jurisdiction that any abatement, waiver or release of any Taxes shall have been invalid, the amount, if any, due from Tenant on account of Tenant's Taxes during the then current and each prior Lease Year shall be redetermined for purposes of this Lease as if such Taxes had been assessed and imposed without regard to the effect of any such abatement, waiver or release thus determined to be invalid, and any Additional Rent thereby determined to be due from Tenant shall be paid to Landlord within thirty (30) days after receipt of notice from Landlord.

         Section 6.3.   Refund of Taxes.

         Notwithstanding anything in Sections 6.1 or 6.2 to the contrary, if any Taxes paid by Landlord and previously included in payments made by Tenant pursuant to this Article are refunded, Landlord shall promptly pay to Tenant Tenant's proportionate share of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in Taxes) based upon the proportion that the Taxes paid by Tenant as part of Tenant's share of Taxes for the period to which such refund relates bears to the total amount of Taxes paid by Tenant during the calendar year to which such refund relates.

         Section 6.4.   Taxes on Rent and Other Taxes.

         In addition to Tenant's proportionate share of the increase in Taxes over those paid by Landlord for the Tax Base Year and to the extent not included in Taxes, Tenant shall pay to Landlord (if Landlord is required by law to collect, or has any liability for the payment of, such taxes), any excise or other tax, levied, imposed or assessed by any governmental authority or other taxing authority upon any Rent payable hereunder (collectively, "Rental Tax"); provided, that such Rental Tax is in addition to and not substitution of existing Taxes. Tenant shall pay such Rental Tax to Landlord with each payment of Rent (including payments of Base Rent and Additional Rent). Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all personal property taxes imposed on its furniture, trade fixtures, apparatus, equipment or leasehold improvements installed by Tenant or by Landlord on behalf of Tenant (except to the extent such leasehold improvements shall be covered by Taxes referred to in Section 6.1 hereof), and any other property of Tenant; provided that Tenant shall have the right to contest any such taxes. Landlord may require that Tenant's leasehold improvements be separately assessed by the taxing authority.

                                    ARTICLE 7


                                  COMMON AREAS

         Section 7.1.   Use and Management.

         (a) Upon the express agreement of Tenant that it will use the Common Areas in harmony with Landlord, other tenants and licensees of other portions of the Project, Landlord grants to Tenant and its agents, employees and customers, a non-exclusive license to use the Common Areas, subject to the exclusive control and management thereof at all times by Landlord, and subject further to the rights of Landlord set forth in the next paragraph, which in no way shall adversely or materially affect Tenant's use of the Common Areas.

         (b) Landlord shall operate and maintain, or cause to be operated and maintained, any areas designated by Landlord as Common Areas in a manner in the best interests of the Project and consistent with the highest standards of maintenance for a first-class office building in Fairfax County, Virginia. Landlord shall have the right from time to time to take the following actions; provided, with respect to clauses (ii) through (vi), that such changes do not adversely or materially affect Tenant's use and occupancy of the Premises: (i) to establish, modify and enforce rules and regulations governing the use and operation by all tenants, including but not limited to Tenant, in, on, about, or with respect to the Common Areas which Landlord shall reasonably deem necessary or desirable in order to assure the highest level of quality and character of operation of the Common Areas; (ii) to add to or subtract from the Common Areas; (iii) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas, and any portions thereof; (iv) to close any or all portions of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights by any person or by the public therein; provided, that if such closing will adversely or materially affect Tenant's use and occupancy of the Premises, Landlord may exercise this right if it provides Tenant with reasonable alternative access or egress to and from the Premises; (v) to close temporarily any or all portions of the Common Areas; and (vi) to do and perform such other acts in, on, to and with respect to the Common Areas and improvements therein as, in the exercise of good business judgment, Landlord shall reasonably determine to be advisable or necessary.

         Section 7.2.   Operating Costs Defined.

         (a) "Operating Costs" means any and all costs and expenses incurred by Landlord for services performed by Landlord or by others on behalf of Landlord with respect to the operation and maintenance of the Building (including the Premises) and the Common Areas located therein or within the Building and serving or allocable to the Building, determined in accordance with generally accepted accounting principles consistently applied from year to year, including, without limitation, except as specifically set forth herein, all costs and expenses of:


                  (i) operating, maintaining, repairing, lighting, signing, cleaning, removing trash, painting, striping, controlling of traffic, controlling of rodents, and policing and securing the Common Areas (including, without limitation, the costs of uniforms, equipment, assembly permits, supplies and alarm systems);

                  (ii) purchasing and maintaining in full force insurance for the Building (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, worker's compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Building, and plate glass insurance) (excluding, however, any costs for all insurance purchased by Landlord on leasehold improvements in the premises of other tenants);

                 (iii) removing snow, ice, water and debris;

                  (iv) operating, maintaining and repairing machinery, furniture, accessories and equipment used in the operation and maintenance of the Building, and the personal property taxes and other charges incurred in connection with such machinery, furniture, accessories and equipment except as otherwise specifically excluded herein;

                   (v) maintaining and repairing paving, curbs, walkways, drainage, pipes, ducts, conduits, grease traps, and lighting fixtures throughout the Building;

                  (vi) lanting and replanting flowers, shrubbery, trees, grass and planters;

                 (vii) providing, electricity and heating, ventilation and air conditioning to the Building and operating, maintaining and repairing any equipment used in connection therewith (to the extent not specifically excluded from Operating Costs); no replacement costs for major components of the heating, ventilating or air conditioning system or energy costs are included in this category;

                (viii) water and sanitary sewer services and other services, if any, furnished to the Building for the non-exclusive use of tenants;

                  (ix) enforcing any operating agreements pertaining to the Building or any portions thereof, and any easement and/or rights agreements entered into by Landlord for the benefit and use of all tenants of the Building, or any arbitration or judicial actions undertaken with respect to the same;

                   (x) maintaining and repairing the Building, including, without limitation, exhaust systems, sprinkler systems, pumps, fans, switchgear,

loading docks and ramps, freight elevators, passenger elevators, stairways, services corridors, delivery passage, utility plants, transformers, doors, walls, floors, skylights, ceiling and windows; and

                  (xi) management fees (not to exceed four percent (4%) of gross receipts generated from the operation of the Building;

provided, however, that if the management fee is increased, then the Base Year Operating Costs shall be recalculated to include the amount of such increase) and expenses and payroll and employee benefits of on-site personnel, (below the level of property manager).

         (b) Notwithstanding anything contained herein to the contrary, and by way of illustration and not limitation, Operating Costs (for the Building, Common Areas or the Building, whether or not specifically set forth) shall not include, among other expenses or costs, any expenses or costs incurred or paid by Landlord for the following items:

                  (i) Capital Expenditures, including any capital replacement, capital repair or capital improvement made to the Building, the Common Areas, the land or the Project and any other expense which would be deemed to be a capital expenditure under generally accepted accounting principles, consistently applied. Replacement of an item or of a major component of an item and major repairs to such items in lieu of replacement shall each be considered a Capital Expenditure if the original item or a subsequent improvement to such item was, or could have been capitalized.

                  Capital Expenditures of $1,000 or less may be included in Operating Costs. For purposes of this clause, a group of expenditures related to the same capital project shall be considered a single expenditure;

                  (ii) Depreciation or amortization of the Building or its contents or components;

                 (iii) Expenses for the preparation of space or other work which Landlord performs for any tenant or prospective tenant of the Building.

                  (iv) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;

                  (v) Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the land, the Building, or the Common Areas;

                  (vi) The cost of any item or service which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building, other than Tenant, whether or not Landlord is reimbursed by such other tenant(s);

                 (vii) Any amount paid to an entity or individual related to Landlord which exceeds the amount which would be paid for similar goods or services on an arms-length basis between unrelated parties or for which Landlord is reimbursed by other tenants or third parties, including insurance proceeds;

                (viii) The cost of correcting defects in the construction of the Building, the Common Areas or the land; repairs resulting from ordinary wear and tear shall not be deemed to be defects;

                  (ix) Any costs of complying with any governmental laws, rules, regulations, or other requirements applicable to the Land, the Building, the Common Areas or the Premises;

                   (x) The cost of correcting any applicable building or fire code violation(s) or violations of any other applicable law relating to the Building, the Common Areas or the land; or the cost of any penalty or fine incurred for non-compliance with the same;

                  (xi) Any costs incurred to test, survey, cleanup, contain abate, remove or otherwise remedy Hazardous Materials, as defined herein or asbestos containing materials from the Building, the Common Areas, the Project or the land (provided, that this exclusion from Operating Costs shall not affect the provisions of this Lease or any other space lease at the Building with respect to Tenant's or any other tenant's possible liability for all or a portion of such costs);

                 (xii) Any personal property taxes of Landlord for equipment or items not used directly in the operation or maintenance of the Building;

                (xiii) Contributions to Operating Costs reserves;

                 (xiv) All bad debt loss, rent loss, or reserve for bad debt or rent loss;

                  (xv) Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling, or change of ownership of the Building;

                 (xvi) Rentals and other related expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

                (xvii) Costs, other than those incurred in ordinary maintenance (for such objects as may be located within the Common Areas), for sculpture, paintings, or other objects of art;

               (xviii) Taxes;

                 (xix) Costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty (whether such destruction be total or partial) and (B) the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial);

                  (xx) Costs incurred in connection with disputes with tenants, other occupants, or prospective tenants, or costs and expenses incurred in connection with negotiations or disputes with employees, consultants, management agents, purchasers or mortgagees of the Building;

                 (xxi) Costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost of the operation of the Building, including legal entity formation and legal entity accounting (including the incremental accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders);

                (xxii) Any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord;

               (xxiii) Fees or expenses for management of the Building in excess of the management fees provided for in Section 7.2(k);

                (xxiv) Costs incurred for any items to the extent covered by a manufacturer's, materialman's, vendor's or contractor's warranty (a "Warranty") and the costs of any items that are not covered by a Warranty but for which a reasonable, prudent landlord would have obtained a Warranty;

                 (xxv) Any costs associated with retail space, unless such space is not separately metered, including without limitation, electricity, HVAC and other utilities; and

                (xxvi) Any other cost or expense which, under generally accepted accounting principles consistently applied, would not be considered to be an Operating Cost of the Building.

         Section 7.3.   Tenant's Operating Costs Charge.

         (a) Beginning with the second Lease Year during the Main Term and continuing for each successive Lease Year thereafter, Tenant shall pay to Landlord, as Additional Rent, a proportionate share of the increases to Operating Costs over those Operating Costs incurred by Landlord for the Project during calendar year

1997 (the "Costs Base Year"), which share of such increases ("Tenant's Operating Costs Charge") shall be computed by multiplying the increases in Operating Costs for the period in question over those Operating Costs incurred for the Costs Base Year by the GLA Fraction. Tenant's Operating Costs Charge shall be paid by Tenant in monthly installments in such amounts as are reasonably estimated and billed by Landlord at the beginning of each applicable Lease Year, each installment being due with the monthly rent installment. Landlord's bill to Tenant shall specify those Operating Costs that are determined on a Project basis and those that are determined on a Building basis. Those Operating Costs that are determined on a Project basis shall be allocated to the individual buildings comprising the Project on a fair and reasonable basis. The estimates provided at the beginning of each Lease Year shall not exceed one hundred eight percent (108%) of the previous Lease Year's allowable Operating Costs Charge, unless extraordinary events cause an excess increase in a costs category, and evidence supporting the excess increase is provided with such estimate. From time to time during each Lease Year, Landlord may reasonably revise its estimate of Tenant's Operating Costs Charge and adjust Tenant's monthly installments payable thereafter during such Lease Year to reflect such revised estimate.

         (b) Notwithstanding any provisions of this Lease to the contrary, Tenant shall not be obligated for pay for any annual increase in controllable Operating Costs over the Base Year that exceeds one hundred eight percent (108%) of the controllable Operating Costs for the previous year. "Controllable" Operating Costs are all Operating Costs except for Taxes, insurance and utilities.

         (c) If at any time during the Lease Term, including calendar year 1997, less than 95% of the total rentable area of the Building is occupied by tenants, or the Landlord is not supplying services to 95% of the total rentable area of the Building at any time during any calendar year, the Operating Costs for such calendar year shall be an amount equal to the expenses that would normally be expected to be incurred had such occupancy been 95% of the total rentable area of the Building and had Landlord been supplying services to 95% of the total rentable area of the Building throughout the calendar year. The only costs which shall be adjusted in this manner shall be variable expenses where the amount is directly related to the level of occupancy or square foot area receiving a particular service. Landlord will indicate which expenses were adjusted in this manner in the Operating Expense statement.

         (d) Within one hundred twenty (120) days (or such additional time as is reasonable under the circumstances) after the end of each such Lease Year, Landlord shall deliver to Tenant an itemized statement broken down in categories with reasonable detail of the Operating Costs for such period, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant's account, (or if such adjustment is at the end of the Term, pay Tenant, as the case may be,) within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect adjustment to the agreed proportionate share for such Lease Year. The failure of Landlord to provide such statement within the time prescribed above shall not relieve Tenant of its obligations generally or for such period in which any such failure occurs.

         (e) Upon at least ten (10) days' prior notice to Landlord and as further described herein, Landlord shall permit Tenant's certified public accountant or other representative to inspect, at Landlord's designated management office during normal business hours, Landlord's records in regard to Operating Costs for such preceding Lease Year; provided, however, that if Tenant shall not have requested such inspection by written notice within two (2) years following Tenant's receipt of the statement of Operating Costs for such billing period, Tenant shall be conclusively deemed to have accepted such statement and to have waived any further right to inspection. If such records relating to Operating Costs for the second or third preceding Lease Year are not located within the Washington, D.C. metropolitan area, Landlord, at Tenant's sole cost and expense, shall cause such records to be available therein within ten (10) days after Tenant's request therefor, at Tenant's cost. If Tenant's audit of the Operating Costs indicates that Tenant was overcharged for the same, Landlord shall promptly repay all such overpayments to Tenant, and adjust Tenant's Cost Base Year, if necessary. If any Tenant's audit of the Operating Costs indicates that Tenant was overcharged for the Operating Cost Charge, by an amount which exceeds $4,500.00, Landlord shall promptly reimburse Tenant for all of Tenant's expenses incurred for the audit.

         Section 7.4.   Parking Validation System.

         (a) Tenant acknowledges that it has been advised by Landlord that the Building includes a multi-level parking garage operated by a third party other than Landlord ("the Parking Garage").

         (b) (i) During the Term, Landlord shall cause the parking garage operator to provide to Tenant (at no additional cost to Tenant during the Main
Term), parking spaces based on the parking ratio of 3.5 spaces per 1,000 square feet of GLA in the Premises leased by Tenant. The parking spaces shall be located within the Parking Garage as for Tenant's exclusive (with respect to the three (3) reserved spaces as of October 1, 1997, and an additional three (3) reserved spaces as of December 1, 1997) or non-exclusive (with respect to the remainder of the spaces) use. Parking spaces shall be available and accessible to Tenant for Tenant's use twenty-four (24) hours per day, seven (7) days per week. The cost of designating the reserved spaces shall be paid by Tenant. Landlord shall use its commercially reasonable efforts to cause the Parking Garage operator to charge competitive hourly rates for paid parking within the Parking Garage; provided, that Tenant's visitors and invitees shall never be required to pay rates higher than the most favorable rates charged to visitors and invitees of any other tenant within the Project.

                  (ii) As Tenant takes occupancy of the Third Floor Space and the Second Floor Space, and to the extent Tenant leases any additional space at the Project, then its allocation of non-reserved parking spaces shall adjust pursuant to the formula in Section 7.4(b)(i).


         (c) Landlord hereby reserves the right, but shall have no obligation, to establish a parking validation system ("the Parking Validation System") for the Project pursuant to which customers and patrons of all tenants in the Project shall be entitled to park within the Parking Garage at reduced rates, provided that they obtain a validation stamp from one or more of the tenants within the Project. In the event that Landlord shall establish such a Parking Validation System, Tenant hereby agrees to participate in such Parking Validation System in accordance with the rules and regulations established by Landlord, and to pay to Landlord its proportionate share of the costs and expenses thereof, which costs and expenses shall be included in Operating Costs. If a Parking Validation System is established, then the Operating Costs for the Costs Base Year shall be recalculated as though the costs of such Parking Validation System were imposed during the Costs Base Year.

                                    ARTICLE 8

                             ENVIRONMENTAL COVENANT

         Section 8.1.   Environmental Covenant.

         In its use of the Premises and the remainder of the Building, the Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials, or allow the storage or use of such substances or materials in any manner, or allow any such materials or substances to be brought onto the Property, other than in accordance with applicable law.

         Section 8.2.   Environmental Laws.

         (a) For the purposes of this Lease, "hazardous substances and materials" shall include, without limitation those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. sections 6901 et seq.), any applicable state or local laws, and the regulations adopted under these acts.

         (b) The Landlord has not caused or explicitly consented to the unlawful storage or disposal of any hazardous substances or materials within the Project. The Landlord has not received notice of any decree, judgment, or order of an actual or alleged environmental contamination within the Project. If the Premises become contaminated by any hazardous materials, which contamination shall not have resulted from any action or cause of Tenant, then Landlord shall pay for the cost of any required decontamination, removal and replacement of such items.

         Section 8.3.   Indemnity.

         If any governmental agency ever requires testing to ascertain whether or not there has been any release of hazardous materials within the Premises during the term of this Lease, then Tenant's proportional share of the reasonable costs thereof shall be reimbursed by the Tenant to the Landlord upon ten (10) days' demand as additional charges if such requirement applies to the Premises. The Tenant shall execute affidavits, representations and the like from time to time at the Landlord's request concerning the Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. Landlord and Tenant shall each defend, indemnify and hold harmless the other against and from any liability, claim of liability or expense arising out of any release of hazardous materials on the Premises or Building occurring while each is in possession thereof, or if incurred by Landlord elsewhere in the Project if caused by the Tenant.

         Section 8.4.   Survival.

         The foregoing covenants shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                      MAINTENANCE, REPAIRS AND ALTERATIONS

         Section 9.1.   Landlord's Duty to Maintain Structure and Building
Systems.

         Landlord shall maintain or cause to be maintained the structure of the Building and shall be responsible for: (a) repairs to any mechanical, electrical, plumbing, sprinkler system or other life saving systems or HVAC system installed by or on behalf of Landlord and serving the Premises and Common Areas, and (b) structural repairs to the exterior walls, structural columns and structural floors which collectively enclose the Premises (excluding, however, all doors, door frames, sliding doors, windows and any glass therein); provided Tenant shall give Landlord notice of, or Landlord has actual knowledge of, the necessity for such repairs (which notice may be given telephonically to Landlord's on-site management agent). If the necessity for such repairs shall have arisen, in whole or in part, from the willful acts or omissions of Tenant or entities for which Tenant is responsible and the insurance that Landlord is required to carry excludes from coverage any casualty willfully caused by Tenant or entities for which Tenant is responsible, then Tenant shall pay any amount not covered by Landlord's insurance.

         Section 9.2.   Tenant's Duty to Maintain Premises.

         (a) Tenant shall at all times from and after delivery of possession of the Premises to Tenant, at its own cost and expense, maintain the Premises in good and tenantable condition, and make all repairs to the Premises or any installations, equipment or facilities therein (except for any maintenance and repairs required to be made by Landlord pursuant to Section 9.1 or reconstruction required to be made by Landlord pursuant to Section 11.1 and
Article 12 and subject to the terms of Section 10.8). Without limiting the generality of the foregoing, Tenant shall: (i) keep the interior of the

Premises, together with all of its specialized systems and its installations therein, in good order and repair and shall make all replacements thereof from time to time required by any governmental agency having jurisdiction thereover; and (ii) surrender the Premises at the expiration of the Term or at such other time as Tenant may vacate the Premises in as good condition as when received, except for (A) ordinary wear and tear, (B) damage by Casualty other than as provided in the last sentence of Section 9.1 above, or condemnation, or (C) acts of God; and (iii) take care not to overload the electrical wiring serving the Premises or within the Premises, and install at its expense, subject to the provision of Section 9.4, any additional electrical, mechanical, plumbing or any other equipment which may be required in connection with the Permitted Use. Landlord acknowledges, after due inquiry, that if used in the normal course of business, the electrical equipment installed as part of Tenant's Plans for the initial improvements to the Premises will not overload the electrical wiring system. If the necessity for such repairs shall have arisen, in whole or in part, from the willful acts or omissions of Landlord or entities for which Landlord is responsible and the insurance that Tenant is required to carry excludes from coverage any casualty willfully caused by Landlord or entities for which Landlord is responsible, then Landlord shall pay any amount not covered by Tenant's insurance.

         (b) Any damage or injury sustained by any person because of any equipment or installation, the maintenance and repair of which is the responsibility of Tenant pursuant to this Section, shall be paid for by Tenant.

         (c) Notwithstanding anything contained in this Article 9 to the contrary, Tenant's duties under this Section 9.2 and Section 9.3, below, are subject to Landlord's maintenance and repair obligations under this Article 9, the terms of Section 10.8, below, and Landlord's obligations under Articles 11 and 12, below.

         Section 9.3.   Tenant's Duty to Repair Damage.

         Any repairs or alterations to the Premises which may affect the structure or external appearance of the Premises, any Common Areas or any portion of the Building, shall require the prior written consent thereto by Landlord. Landlord shall have the absolute right to withhold its consent and require alternative methods of repair and alteration if the making thereof will, in Landlord's reasonable opinion, adversely affect the Premises, the Common Areas or the Building outside of the Premises. In default of the making of such repairs by Tenant, at the expiration of thirty (30) days after notice to Tenant (which notice shall not be required in emergency situations), Landlord may make such repairs or cause the same to be made, and Tenant agrees to pay to Landlord promptly upon Landlord's demand, as Additional Rent, with interest at the Default Rate until paid, the reasonable amount incurred by Landlord. Any repairs made by Landlord, without notice due to an emergency situation shall not incur interest at the Default Rate.

         Section 9.4.   Alterations by Tenant.


         Tenant shall not make any alterations, renovations, improvements or other installations to the Premises (including, without limitation, any alterations of the signs, structural alterations or any cutting or drilling into any part of the

Premises) unless and until (i) Tenant shall have caused detailed plans and specifications therefor to have been prepared and delivered, at Tenant's expense, by a licensed architect or other duly qualified person, and (ii) Tenant shall have obtained Landlord's prior written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. If approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently and competently by duly qualified or licensed persons or entities without interference with or disruption of the operations of tenants or other users and occupants of the Building. All such work shall comply with all applicable governmental codes, rules, regulations and ordinances. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent (Tenant must, however, provide notice to Landlord in accordance with the terms of this Section), to repaint and/or recarpet all or any portion of the Premises at any time or from time to time or to make any non-structural alteration the cost of which does not exceed $10,000 for any alteration project.

         Section 9.5.   Landlord's Right of Access.

         Except in case of an emergency (in which case Landlord may enter the Premises at any time without notice) and provided Landlord provides Tenant with reasonable prior notice, minimizes the interference of Tenant's business, and is accompanied by a representative of Tenant, if requested, Landlord and its authorized representatives may: (a) enter the Premises (i) during normal business hours for the purpose of inspecting any repairs and alterations being made or required to be made by Tenant hereunder, or (ii) at any other time Landlord deems reasonably necessary to prevent waste and deterioration of the Premises or the Building; (b) use portions of the roof, if any, of the Premises for any purpose, including, without limitation, the erecting of temporary scaffolds and other aids to construction on the exterior of the Premises, provided access to the Premises shall not be denied, except that nothing shall interfere with Tenant's roof rights as set forth in Section 2.2; (c) install, maintain, use, repair and replace within the Premises pipes, ducts, conduits, wires, access doors and all other mechanical equipment serving other parts of the Building, the same to be at such locations within the Premises as will not unreasonably deny Tenant's use thereof; and (d) make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach on the interior of the Premises.

                                   ARTICLE 10


                             INDEMNITY AND INSURANCE

         Section 10.1.  Tenant's Insurance.

         At all times from and after entry by the Tenant into the Premises for the purpose of completing the equipping or furnishing of the Premises prior to the commencement of occupancy, Tenant shall take out and keep in full force and effect, at its expense:

                  (a) Commercial general liability insurance, including Blanket Contractual Liability, Broad Form Property Damage, Completed Operations/Products Liability, Coverage for Employees as insureds, and Broad Form General Liability Endorsement, with a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate;

                  (b) All-risk casualty insurance (including but not limited to burglary and theft insurance) written at full replacement cost value and with replacement cost endorsement covering (i) all of Tenant's Property, including, without limitation, inventory, trade fixtures, floor covering, furniture, electronic data processing equipment and any other property removable by Tenant under the provisions of this Lease, (ii) personal injury, medical expenses and property damage to the Antenna, and coverage over and acknowledgement of the Antenna equipment owned and operated by Tenant, and (iii) all leasehold improvements installed in the Premises by or on behalf of Tenant pursuant to Schedule C or otherwise, regardless of the source of funding thereof;

                  (c) Worker's compensation or similar insurance to the extent and in the amounts required by law;

                  (d) Employer's Liability insurance, including All States Endorsement in an amount not less than Five Hundred Thousand Dollars ($500,000); and

                  (e) Comprehensive automobile liability coverage on all owned, non-owned or hired automobiles to be used by Tenant, with a combined single limit of not less than One Million Dollars ($1,000,000).

         Section 10.2.  Tenant's Contractor's Insurance.

         Tenant shall require any contractor of Tenant performing physical improvements and/or changes in, on or about the Premises to take out and keep in full force and effect, at no expense to Landlord:

                  (a) Commercial general liability insurance, including Contractor's Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor's Protective Liability, Completed Operations/Products Liability Interest of Employees as insureds, and Broad Form

General Liability Endorsement, in an amount not less than One Million Dollars ($1,000,000) Endorsement, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and One Million Dollars ($1,000,000) in the aggregate;

                  (b) Comprehensive automobile liability insurance, with a combined single limit of not less than One Million Dollars ($1,000,000) covering all owned, non-owned or hired automobiles to be used by the contractor;

                  (c) Worker's compensation or similar insurance in form and amounts required by law; and

                  (d) Employers liability coverage, including All States Endorsement in an amount not less than One Million Dollars ($1,000,000).

         Section 10.3.  Policy Requirements.

         (a) The company or companies writing any insurance which Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to Sections 10.1 and 10.2, shall be written by companies licensed to do business in the Commonwealth of Virginia and have a Best rating of at least A-VII with respect to Tenant or A-VI with respect to contractors or subcontractors. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord and/or its designees (including, without limitation, any Mortgagee) as additional insureds, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after thirty
(30) days' advance written notice to Landlord and/or such designees. All such policies, or certificates thereof, shall be deposited with Landlord promptly upon commencement of Tenant's obligation to procure the same. None of the insurance which Tenant is required to carry shall contain deductible provisions in excess of $2,500, unless approved in writing in advance by Landlord. If Tenant shall fail to perform any of its obligations pursuant to this Section 10.1, Landlord may perform the same and the cost thereof shall be payable upon Landlord's demand therefor as Additional Rent, with interest thereon at the Default Rate until paid in full.

         (b) Landlord and Tenant agree that on January 1 of the second (2nd) full Lease Year and on January 1 of every second

(2nd) Lease Year thereafter, Landlord will have the right to request a reasonable change in the character and/or amounts of insurance required to be carried by Tenant pursuant to the provisions of this Article 10. Provided that such changes are consistent with insurance required to be carried by tenants in first-class office projects in the Washington, D.C. - Northern Virginia area, the Tenant shall comply with the requested change in character and/or amount within sixty (60) days of Landlord's request therefor.

         Section 10.4.  Indemnities by Tenant and Landlord.


         (a) Notwithstanding any policy or policies of insurance required of Tenant, Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless Landlord, Landlord's Management Agent, and any Mortgagee against and from any and all liability or claims of liability asserted against or incurred by Landlord in connection with
(i) the use, occupancy, conduct, operation or management of the Premises by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (ii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (iii) any negligent, intentionally tortious or other act or omission by Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term unless caused by the negligence or willful misconduct of Landlord, its agents or employees.

         (b) Notwithstanding any policy or policies of insurance required of Landlord, Landlord, for itself, and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless Tenant against and from any and all liability or claims of liability asserted against or incurred by Tenant in connection with (i) the use, occupancy, conduct, operation or management of the Project by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (ii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers or materialmen during the Term; or (iii) any negligent, intentionally tortious or other act or omission by Landlord or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term, unless caused by the negligence or willful misconduct of Tenant, its agents or employees.

         (c) If any such claim, action or proceeding is brought against Landlord and/or any Mortgagee, Tenant shall promptly if requested by Landlord or such Mortgagee, and at Tenant's expense, resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer. Landlord shall, at its option, be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of Landlord.

         Section 10.5.  Landlord Not Responsible for Acts of Others.

         Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building, or for any loss or damage resulting to Tenant (or those claiming by, through or under Tenant), or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, and water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk (provided, that this sentence shall not be deemed to negate Landlord's indemnification contained in Section 10.4(b)).

         Section 10.6.  Landlord's Insurance.

         During the Term, to the extent deemed reasonable or necessary in Landlord's sole discretion, Landlord shall maintain (a) insurance on the Building against loss or caused by all risks perils on a replacement cost valuation basis in an amount deemed reasonable by Landlord, (b) commercial liability insurance including property damage insurance against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Building, such public liability insurance to afford protection in limits deemed reasonable by Landlord but in no event less than $10,000,000 in the aggregate for this location, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by Landlord, including, without limitation, rent continuation and business interruption insurance for up to twelve (12) months in each instance, theft insurance and worker's compensation, flood and earthquake, and boiler and machinery insurance. Landlord's insurance shall be written with companies licensed to do business in the Commonwealth of Virginia having a Best rate of at least A-VII. The costs and expenses of any and all insurance carried by Landlord pursuant to the provisions of this Section
10.6 shall be deemed a part of Operating Costs.

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

         Section 10.7.  Increase in Insurance Premiums.

         Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies from companies acceptable to Landlord. If anything done, omitted to be done or suffered by Tenant to be kept in, upon or about the Premises shall cause the rate of fire or other insurance on the Premises or on other property of Landlord or of others within the Building to be increased beyond the average rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, Tenant shall pay to Landlord, as Additional Rent, the amount of any such increase upon Landlord's demand therefor.

         Section 10.8.  Mutual Waiver.

         All policies covering real or personal property which either party obtains affecting the Premises or the Building shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Notwithstanding anything herein contained to the contrary, Landlord and Tenant waive any rights of subrogation or recovery against the other for damage or loss to their respective property due to hazards covered or which should be covered by policies of insurance obtained or which should be or have been obtained pursuant to this Lease, to the extent of the injury or loss covered or which should have been covered thereby, assuming that any deductible shall be deemed to be insurance coverage.

                                   ARTICLE 11

                                    CASUALTY

         Section 11.1.  Obligation to Repair and Reconstruct.

         If the Building shall be damaged by fire, the elements, accident or other casualty (collectively, "Casualty"), but the Premises shall not thereby be rendered wholly or partially untenantable, then, subject to the provisions of
Section 11.2, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of Rent unless Tenant cannot use the Premises during such repair period, or if the Premises are not reasonably accessible, in which event Rent shall be abated retroactive to the date of the occurrence. If as the result of Casualty, the Premises shall be rendered wholly or partially untenantable or not reasonably accessible, or the parking area was damaged to the extent that Tenant could not use the same (and no proximate comparable alternate facility in the Fairfax County,

Virginia area was offered), then, subject to the provisions of Section 11.2, Landlord shall cause such damage to be repaired to the condition which existed immediately prior to such Casualty, provided that Tenant provides Landlord with all insurance proceeds applicable to Tenant's improvements within the Premises received by Tenant as a result of such Casualty, and all Rent (other than any Additional Rent due Landlord by reason of Tenant's prior failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord. In performing its rebuilding obligations hereunder, Landlord shall have the right to make modifications to the structures comprising the Building and the Premises provided that such modifications do not materially adversely affect Tenant's use and occupancy of the same. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Property, all of which damage, replacement or repair shall be undertaken and completed promptly by Tenant at Tenant's expense.

         In addition to the foregoing, if the Premises or the Building are totally destroyed by fire or any other casualty, this Lease shall automatically terminate as of the date of such destruction. If the Building or any portion of the Common Areas or Premises are damaged by fire, casualty, or any other cause, and such damage is repairable, then Landlord, at Landlord's sole cost and expense (except for Tenant's personal property), shall commence repairs within sixty (60) days of the date of the casualty, and shall thereafter diligently complete the repairs in accordance with the requirements of this Article 11. Until such repairs and restoration are completed, the Rent, as defined herein, and any other sums due to Landlord, shall be abated. If the damage cannot be pag
repaired, or if such damage is in fact not repaired, within nine (9) months from the date of such casualty (in the reasonable judgment of an independent architect), due to any reason within or outside of the Landlord's control, then Tenant shall have the option to terminate this Lease, without penalty or default, by giving Landlord written notice of such termination; provided, however, that if Landlord, within thirty (30) days of the expiration of the nine
(9) month period, shall notify Tenant that the repairs and restoration shall be complete within thirty (30) days after the expiration of the nine (9) month period and the repairs and restoration are, in fact, so completed, Tenant shall have no termination right under this section. Tenant shall vacate the Premises within thirty (30) days after the date of such termination.

         Section 11.2.  Landlord's Option to Terminate Lease.

         If (a) the Premises or Building or Project are rendered wholly untenantable and cannot be repaired within nine (9) months, or (b) the Premises are damaged as a result of any cause which is not covered by Landlord's insurance and the cost to repair the Premises would reasonably exceed $500,000, or (c) the Premises are damaged or destroyed in whole or in part during the last twelve (12) months of the Term (unless Tenant exercises its renewal option, if applicable), or (d) the Building is so substantially damaged that Landlord determines, in Landlord's sole judgment, to demolish the Building, then and in any of such events, Landlord may elect to terminate this Lease by giving Tenant notice of such election within sixty (60) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination. Tenant shall vacate the Premises within thirty (30) days after the date of such termination.

         Section 11.3.  Insurance Proceeds.

         If Landlord does not elect to terminate this Lease pursuant to Section 11.2, then, subject to the prior rights of any Mortgagee, Landlord shall disburse and apply any net insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with Section 11.1. All insurance proceeds payable with respect to the Premises (excluding proceeds payable to Tenant pursuant to Section 10.1), shall belong to and shall be payable to Landlord.

                                   ARTICLE 12

                                  CONDEMNATION

         Section 12.1.  Effect of Taking.

         If the whole or any part of the Premises shall be taken pursuant to the power of eminent domain, whether by condemnation or deed in lieu thereof, this Lease shall terminate as to the part so taken as of the date of such taking.

Landlord shall make such repairs and alterations as may be necessary in order to restore the part of the Premises not taken to a useful condition and all Rent (other than any Additional Rent due Landlord by reason of Tenant's prior failure to perform any of its obligations hereunder) shall be reduced in the same proportion as the portion of the Premises so taken. If any partial taking renders the remainder of the Premises unusable for the Permitted Use, either party may terminate this Lease as of the date of such taking by giving notice to the other party within thirty (30) days after such date. If ten percent (10%) or more of the Building is taken as aforesaid, Landlord may elect to terminate this Lease as of the date of such taking by giving notice of such election to Tenant within ninety (90) days after such date. If twenty-five percent (25%) or more of the Premises is taken (and in Tenant's good faith judgment the balance is not suitable for Tenant's business operations), Tenant may elect to terminate this Lease as of the date of such taking by giving notice of that election to Landlord within ninety (90) days after the date of the taking. If any notice of termination is given pursuant to this Section, this Lease and the rights and obligations of the parties hereunder shall cease on the date specified in such notice and all Rent (other than any Additional Rent due Landlord by reason of Tenant's prior failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

         Section 12.2.  Condemnation Awards.

         All compensation awarded for any taking of the Premises or any portion of the Building or any interest in any of them shall belong to and be the property of Landlord or any Mortgagee, and Tenant hereby assigns to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from seeking in a separate action reimbursement from the condemning authority (if permitted by law) for moving expenses, expenses for removal of Tenant's Property or loss of Tenant's business good will, but if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord or any Mortgagee.

                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

         Section 13.1.  Landlord's Consent Required.

         (a) Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor otherwise permit any other person to occupy or use any portion of the Premises (collectively, "a Transfer"), without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. This prohibition includes any subletting or assignment to or by a receiver or trustee in any Federal or State bankruptcy, insolvency, or other similar proceedings. Consent by Landlord to any assignment, subletting, licensing or other transfer shall not constitute a waiver of the requirement for consent to any subsequent assignment, subletting, licensing or other Transfer or relieve Tenant from its duties, responsibilities and obligations under this Lease.

         (b) Notwithstanding any provision herein to the contrary, Tenant shall have the right, without Landlord's consent, to assign the Lease or to sublet all or any part of the Premises to an entity which controls, is controlled by, or is under common control with, Tenant or to an entity with which Tenant merges or consolidates or which acquires all or substantially all of Tenant's assets. In addition, Tenant shall have the right without the consent of Landlord to allow any affiliate of Tenant to use or occupy any portion of the Premises, provided that such use or occupancy is pursuant to a written agreement between Tenant and its applicable affiliate.

         Section 13.2.  Transfer; Issuance of Corporate Shares.

         If Tenant is or becomes a corporation (other than a corporation the outstanding voting stock of which is listed on a "national securities exchange," as defined in the Securities Exchange Act of 1934), or other form of organized entity, then Tenant shall give Landlord notice within fifteen (15) days following the date upon which additional voting stock shall be issued by Tenant or any part of the organizational interests of Tenant shall be Transferred by sale, assignment, inheritance, operation of law or otherwise (including a Transfer in any bankruptcy or other similar proceedings), in the event that such Transfer results in a change in the present control of the organizational entity or if 51% or more of the organizational interests are Transferred. In the event of a Transfer, and whether or not Tenant has given such notice, Landlord may elect, in Landlord's commercially reasonable discretion, to terminate this Lease by giving Tenant notice of the same (and all Rent [other than any Additional Rent due Landlord resulting from Tenant's prior failure to perform any of its obligations hereunder] shall be adjusted as of the date of such termination).

         Section 13.3.  Acceptance of Rent from Transferee.

         The acceptance by Landlord of the payment of Rent from any person following any act, assignment or other Transfer prohibited by this Article other Transfer, nor shall the same be deemed to be a waiver of any right or remedy of Landlord's hereunder.

         Section 13.4.  Conditions of Consent.

         (a) If Tenant receives consent to a Transfer other than a sublet under
Section 13.1 above, then, in addition to any other terms and conditions imposed by Landlord in the giving of such consent, Tenant and the transferee shall execute and deliver, on demand, an agreement prepared by Landlord agreeing that the transferee shall be directly bound to Landlord to perform all obligations of Tenant hereunder including, without limitation, the obligation to pay all Rent and other amounts provided for therein; acknowledging and agreeing that there shall be no subsequent Transfer other than a sublet of this Lease or of the Premises or of any interest therein without the prior consent of Landlord pursuant to Section
13.1 above; acknowledging that Tenant as originally named herein shall remain fully liable for all obligations of Tenant hereunder, jointly and severally with the transferee; and such other provisions as Landlord shall reasonably require. If Tenant receives a consent to a Transfer under Section 13.1, above, that results in a sublease of all or any portion of the Premises for all or any portion of the then-remaining Term, then Tenant shall execute and deliver, on demand, an agreement prepared by Landlord under which Tenant shall acknowledge its continued liability for all of its obligations under this Lease, acknowledge that there shall be no further Transfers by Tenant or its subtenants without the prior written consent of Landlord, and such other provisions as Landlord may reasonably request.

         (b) All reasonable costs incurred by Landlord in connection with any request for consent to a Transfer, including costs of investigation and the fees of Landlord's counsel, shall be paid by Tenant on demand as a further condition of any consent which may be given.

         Section 13.5.  Profits from Use or Transfer.

         (a) Up to and including December 31, 1997,] neither the Tenant nor by any other person having an interest in the use, occupancy or other utilization of space in the Premises shall enter into any lease, sublease, license, concession or other Transfer which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived from the Premises (other than an amount based on a fixed percentage of receipts or sales), and any such purported lease, sublease, license, concession or other Transfer shall be absolutely void and ineffective as a conveyance or creation of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         (b) Up to and including December 31, 1997, Tenant agrees that in the event of a Transfer, Tenant shall pay Landlord thirty percent (30%) of any and all consideration, money or thing of value received by Tenant or payable to Tenant in connection with such Transfer and in excess of the rent payable by Tenant under the Lease (but not including any consideration for the sale of any personal property of Tenant). From and after January 1, 1998, Tenant agrees that in the event of a Transfer, Tenant shall pay to Landlord fifty percent (50%) of the net profits received by Tenant or payable to Tenant in connection with such Transfer generated from such transaction during each Lease Year. For purposes hereof, the term "net profits" means: (i) with respect to assignment, the amount paid by the assignee to acquire Tenant's rights under the Lease, less (1) the portion of such sum fairly attributable to the acquisition of Tenant's leasehold improvements or personal property which paid for by Tenant and (2) all reasonable and actual out-of-pocket expenses incurred and paid by Tenant in procuring such assignment, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions; and (ii) with respect to a sublease, the amount, if any by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease exceeds the sum of (x) that portion of the Rent plus increases in Operating Costs and Taxes and other additional rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of any such sublease, (y) all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such sublease, including without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions, and (z) the amortized costs of any leasehold improvements or personal property provided as a part of such transaction and existing prior to the commencement of the sublease term to the extent funded by Tenant. The foregoing payments shall be made on a quarterly basis by Tenant.

                                   ARTICLE 14

                                     DEFAULT

         Section 14.1.  "Event of Default" Defined.

         Any one or more of the following events shall constitute a default under the terms of this Lease ("Event of Default"):

                  (a) failure of Tenant to pay any Rent or other sum of money due hereunder to Landlord or any other person within five (5) days after written notice that the same is due;

                  (b) sale of Tenant's interest in the Premises under attachment, execution or similar legal process;

                  (c) filing of a petition proposing the adjudication of Tenant as a bankrupt or insolvent, or the reorganization of Tenant, or an arrangement by Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar Federal or state proceeding, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within ninety (90) days after the date of its filing;

                  (d) admission in writing by Tenant of its inability to pay its debts when due;

                  (e) appointment of a receiver or trustee for the business or property of Tenant unless such appointment shall be vacated within thirty (30) days of its entry;


                  (f) making by Tenant of an assignment for the benefit of its creditors; and

                  (g) default by Tenant in the performance or observance of any covenant or agreement of this Lease to be performed or observed by Tenant (other than as set forth in clauses (a) through (f) above), which default is not cured within thirty (30) days after the giving of written notice thereof by Landlord, unless such default is of such nature that it cannot be cured within said thirty
(30) day period, in which event an Event of Default shall not be deemed to have occurred if Tenant institutes a cure within the thirty (30) day period and thereafter diligently and continuously prosecutes the same until completion.

         Notwithstanding the foregoing, if Tenant shall default in the performance of any covenant or agreement two (2) or more times in any twelve
(12) month period, then, unless such default(s) shall have been cured within the applicable notice and grace period, any further similar defaults shall be deemed an Event of Default without the ability to cure.

         Section 14.2.  Remedies.

         Upon the occurrence of an Event of Default, Landlord, without additional notice to Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

                  (a) Landlord may accelerate the Rent and any other charges, whether or not stated to be Additional Rent hereunder as more particularly described in Section 14.3(a) below; and/or

                  (b) Landlord may elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken. Landlord may also elect to terminate Tenant's possessory rights and all other rights of Tenant without thereby terminating this Lease, and Landlord may without notice reenter the Premises, breaking open locked doors, if necessary, to effect entrance, for the purpose of recovering possession of the Premises, and may proceed to recover possession of the Premises by process of law, any notice to quit or of intention to re-enter the Premises being expressly waived by Tenant. Landlord may remove Tenant and, for the purpose of exercising Landlord's lien against Tenant's property, remove all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable in any way for any loss or damage occasioned thereby, and take possession of and sell under such lien the goods and chattels found in the Premises; and/or

                  (c) When this Lease shall be terminated by covenant or

condition broken, either during the original Term or any renewal or extension thereof, and, also when and after the Term shall have expired, any attorney for Landlord may proceed in any competent court for judgment in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises. If for any reason after such action shall have been commenced, it shall be cancelled or suspended and possession of the Premises remains in or is restored to Tenant, Landlord shall have the right upon any subsequent default or upon the expiration or termination of this Lease, or any renewal or extension hereof, to bring one or more actions to recover possession of the Premises; and/or

                  (d) If a true copy of this Lease (and of the truth of the copy, an affidavit shall be sufficient proof) is required to be filed in any action for possession or enforcement or monetary damages, it shall not be necessary to file the original, notwithstanding any law, rule of court, custom or practice to the contrary. Tenant hereby waives all procedural errors in any proceedings taken by Landlord, other than service of process, whether by virtue of the powers of attorney contained in this Lease or not, and all liability therefor; and/or

                  (e) Landlord may perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand therefor. Notwithstanding anything to the contrary contained herein, regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause (f) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

                  (f) Landlord may exercise any other legal or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

         Section 14.3.  Damages.

         (a) If this Lease is terminated by Landlord pursuant to Section 14.2, Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses, including, without limitation, sheriffs' or other officers commissions whether chargeable to Landlord or Tenant, watchmen's wages, brokers' and reasonable attorneys' fees, and repair and renovation costs incurred by Landlord in pursuit of its remedies hereunder, and/or in connection with any bankruptcy proceedings of Tenant, and/or in connection with renting the Premises to others from time to time (which costs and expenses shall be prorated based on the term of the new lease and the then remaining term of this Lease) (all such Rent, damages, costs, fees and expenses being referred to herein as "Termination Damages"), plus additional damages for all Rent treated as in arrears

("Liquidated Damages") which, at the election of Landlord, shall be an amount equal to either:

                  (i) the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent months by similar preceding, or

                  (ii) the amount, if any, by which (i) the present worth (as of the date of such termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, exceeds (ii) the present worth (as of the date of such termination) of the fair rental value of the Premises, as reasonably determined by an independent real estate appraiser selected by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. "Present worth" shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank. In no event shall Landlord be required to account to Tenant for any amounts by which the fair rental value shall have exceeded the stipulated Rent at the time of such termination.

         (b) If this Lease is terminated pursuant to Section 14.2, Landlord shall make reasonable efforts to relet the Premises or any part thereof (provided that Landlord shall not be obligated to relet the Premises in preference to any other available space within the Project or within other projects owned by Landlord's shareholder), alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord may determine, in its sole discretion, but, so long as Landlord makes reasonable efforts to relet the Premises, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

         (c) Notwithstanding anything to the contrary set forth in this subsection 14.3, in the event following and during the continuance of an Event of Default, (i) Landlord must initiate legal action to enforce any one or more of the provisions of this Lease against Tenant, its successors or assigns, or

(ii) Landlord must consult with and/or engage an attorney(s) in order (A) to enforce any one or more of the provisions of this Lease against Tenant, any guarantor of Tenant, their successors or assigns, or (B) in connection with any bankruptcy proceeding of Tenant or any guarantor of Tenant, whether or not such consultation and/or engagement results in the initiation of any judicial action or termination of this Lease, then and in any of such events, Tenant, its successors and assigns, undertakes and agrees to pay any and all costs incurred by Landlord in connection therewith, including, by way of illustration and not of limitation, all reasonable attorneys' fees (inclusive of consultation fees, research costs, and correspondence fees), court costs (if awarded post-judgment) and any similar professional fees or costs associated therewith, which costs shall accrue interest at the Default Rate until paid in full.

                                   ARTICLE 15

                  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

         Section 15.1.  Subordination.

         (a) Unless a Mortgagee shall otherwise elect as provided in Section 15.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or other security instrument constituting a lien upon the Building, whether the same shall be in existence at the date hereof or created hereafter (any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "Mortgage," and the party or parties having the benefit of the same, whether as mortgagee, beneficiary or noteholder, being referred to hereinafter collectively as a "Mortgagee"). Landlord and all existing Mortgagees shall execute and deliver the Subordination, Non-Disturbance and Attornment Agreement in the form attached as Schedule G at the time of the execution of this Lease. For any future Mortgage, as a condition to Tenant's obligation to subordinate the Lease to any future Mortgage, such Mortgagee shall execute, acknowledge and deliver to Tenant a similar non-disturbance agreement as part of such subordination. Upon receipt of such non-disturbance agreement for such future Mortgage, Tenant's acknowledgment and agreement of subordination as provided for in this Section shall be self-operative and no further instrument of subordination shall be required. Tenant shall execute, within ten (10) days after request therefor, such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or any Mortgagee. On the date hereof, the only Mortgagee is Teachers Insurance and Annuity Association of America.

         (b) Landlord hereby directs Tenant, upon (i) the occurrence of an event of default by Landlord, as mortgagor under any Mortgage, (ii) the receipt by Tenant of a notice of the occurrence of such event of default under such Mortgage from Landlord or such Mortgagee, and (iii) a direction by the Mortgagee under such Mortgage to Tenant to pay all Rent thereafter to such Mortgagee, to make such payments to such Mortgagee, and Landlord agrees that in the event that Tenant makes such payments to such Mortgagee, as aforesaid, Tenant shall not be liable to Landlord for the same.

         Section 15.2.  Mortgagee's Unilateral Subordination.

         If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

         Section 15.3.  Attornment and Non-disturbance.

         If any person shall succeed to all or any part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if such successor-in-interest requests or requires, Tenant shall attorn to such successor-in-interest and shall execute within ten (10) days after receipt thereof such agreement in confirmation of such attornment as is reasonably acceptable to such successor-in-interest. Failure to respond within such (10) day period shall be deemed to be a confirmation by Tenant of the facts and matters set forth therein. Tenant hereby agrees that any suit, action or other proceeding commenced by any Mortgagee in order to realize upon Landlord's interest in, under and to this Lease, or any part of the Building shall not, by operation of law or otherwise, result in the cancellation or termination of this Lease or of the obligations of Tenant hereunder.

                                   ARTICLE 16

                                 QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by, from or through Landlord, except as may be otherwise provided herein.

                                   ARTICLE 17

                                     NOTICES

         Section 17.1.  Sending of Notices.

         Any notice or other communication given or required to be given under this Lease shall be in writing and shall be deemed to have been given (i) on the third (3rd) day following the day on which the same shall have been mailed by

United States registered or certified mail, return receipt requested, with all postal charges prepaid, or (ii) the next day if sent by national overnight courier service with receipt acknowledged in writing, or (iii) on the day received if sent by facsimile with printed confirmation of receipt (and with a hard copy sent by U.S. mail) in either case addressed to Landlord or Tenant to the respective notice addresses set forth in the preamble paragraph of this Lease and/or such other addresses as either party may designate to the other by notice in accordance with this Section.

         Section 17.2.  Notices to Mortgagees.

         If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, and shall thereby request copies of all notices from Tenant, no default notice or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in Section 17.1 and to such address as such Mortgagee shall designate.

         Section 17.3.  Estoppel Certificate.

         Tenant agrees from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, in the form attached as Schedule H, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Base Rent, and Additional Rent and to perform its other obligations under this Lease, and that there are no uncured defaults of Landlord or Tenant under this Lease, and the dates through which all Rent has been paid, and all such other or further matters as are set forth therein. The statement delivered pursuant to this Section 17.3 may be relied upon by any purchaser or Mortgagee, or prospective Purchaser or Mortgagee, of the Building. Landlord agrees to provide a similar certificate to Tenant on the same terms.

                                   ARTICLE 18

                                  MISCELLANEOUS

         Section 18.1.  Modification.

         It is a condition that this Lease is subject to the approval of Teachers Insurance and Annuity Association of America. In addition, if in the future and in connection with obtaining any financing for the Building, a Lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not on unreasonably withhold, delay or defer Tenant's consent thereto; provided, that the modification would not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights granted hereunder.

         Section 18.2.  No Recordation.


         Tenant hereby agrees that Tenant shall not record this Lease or any memorandum of this Lease, unless expressly consented to in writing by Landlord. The recordation of this Lease or memorandum hereof by Tenant in derogation of this Section 18.2 shall be deemed an Event of Default hereunder, and Landlord shall have all of the rights and remedies set forth in Section 14.2, including, but not limited to, the right to terminate this Lease and declare all sums of Rent accruing under this Lease immediately due and payable. In addition, Tenant hereby appoints Landlord as its attorney-in-fact for the purpose of executing such documents as may be required to nullify and/or release this Lease or any memorandum hereof from the public records.

         Section 18.3.  Remedies Cumulative.

         No reference to any specified right or remedy shall preclude either party from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right remedy consequent upon a breach hereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by either party any breach by the other party under this Lease (or any waiver by Landlord of any breach by any other tenant under any other lease of any portion of the Building) shall affect or alter this Lease in any way whatsoever.

         Section 18.4.  Successors and Assigns.

         Landlord may, at any time, assign collaterally or otherwise transfer any or all of its right, title and interest in the Building, or any portion thereof, and this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant, and, subject to the provisions of Article 13, only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to by Landlord. Upon any sale or other transfer by Landlord of its interest in the premises, Landlord shall be relieved of any obligations under this Lease accruing thereafter.

         Section 18.5.  Compliance with Laws and Regulations.

         (a) Tenant, at its expense, shall comply with and shall cause the Premises to comply with all federal, state, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances (including, without limitation, environmental laws, rules, orders, regulations and ordinances) relating to Tenant's particular use and occupancy of the Premises or any part thereof, or the use thereof, including those which require the making of any unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same. Tenant's construction and design of the improvements (as described in Article 2) shall be in compliance with, inter alia the ADA. Tenant shall also, at its expense, comply and cause the Premises to comply with all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises. In addition, subject to Section 2.5(a) above, Tenant shall be solely responsible for obtaining, at its sole cost and expense, all occupational or business licenses or permits necessary to operate the Premises for the Permitted Use, and the inability to obtain the same shall not relieve Tenant from liability hereunder.

         (b) Landlord, at its expense, shall comply with and shall cause the Common Areas to comply with all federal, state, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances (including, without limitation, environmental laws, rules, orders, regulations and ordinances) affecting the Common Areas or any part thereof, or the use thereof, including those which require the making of any unforeseen or extraordinary changes whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same. Landlord shall also, at its expense, comply with all rules, orders and regulations of the National Board of Fire Underwriters or the Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or correction of hazardous conditions, which apply to the Building.

         Section 18.6.  Captions and Headings.

         The Table of Contents, the Table of Defined Terms and the Article and Section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

         Section 18.7.  Joint and Several Liability.

         If two or more individuals, corporations, limited liability companies, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each individual, corporation, limited liability company, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, limited liability companies, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of any statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

         Section 18.8.  Broker's Commissions.

         Tenant represents and warrants to Landlord that it has dealt directly with and only with Carey Winston ("CW") as Tenant's authorized representative, and Landlord and Landlord's leasing agent recognize CW as Tenant's authorized representative. Landlord shall pay CW for its services in connection with this Lease pursuant to a separate agreement. Landlord represents that Landlord has dealt directly with and only with Faison & Associates, Inc. ("Faison") as its authorized representative, and Tenant and C&W recognize Faison as Landlord's authorized representative. Landlord shall pay Faison for its services in connection with this Lease pursuant to a separate agreement. Each party further represents to the other that it has dealt with no other broker, finder or other person who may be entitled to brokerage commissions or finders fees in connection with the execution of this Lease other than as specifically set forth above. Each party hereby agrees to defend, indemnify and hold harmless the other against and from all liability arising from any breach of such representation or obligation by the indemnifying party, including without limitation the costs of reasonable attorneys' fees in connection therewith.

         Section 18.9.  No Discrimination.

         It is intended that the Building shall be developed so that all prospective tenants thereof and all customers, employees, licensees and invitees of all tenants hereof shall have the opportunity to obtain all of the goods, services, accommodations, advantages, facilities and privileges of the Building without discrimination because of race, color, religion, sex or national origin. To that end, Tenant shall not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, color, religion, sex or national origin of such person or group of persons.

         Section 18.10. No Joint Venture.

         Any intention to create a joint venture or partnership relationship between the parties hereto is expressly disclaimed.

         Section 18.11. Schedules.

         Any documents attached hereto as Schedules, together with all drawings and documents prepared pursuant thereto or referred to therein are hereby incorporated herein and made a part hereof.

         Section 18.12. Severability.

         If any term or provisions, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall, to any extent, be rendered invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held specifically invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         Section 18.13. No Third Party Beneficiary.

         Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary, except rights contained herein for the benefit of any Mortgagee.

         Section 18.14. Corporate Tenants.

         In the event Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants and warrants that: (a) Tenant is a duly constituted corporation qualified to do business in the Commonwealth of Virginia; (b) all of Tenant's franchise and corporate taxes have been paid to date; (c) all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws shall be filed by Tenant when due; and (d) such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

         Section 18.15. Applicable Law.

         This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the Commonwealth of Virginia, and any action or proceeding arising hereunder shall be brought in the United States District Court for the Commonwealth of Virginia or any successor court thereto.

         Section 18.16  Waiver of Jury Trial.

         With respect to any and all issues arising under or in any manner connected with the entry into or performance under this Lease, Tenant and Landlord, on behalf of themselves and their

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

successors and assigns, hereby mutually waive the right to request a trial by jury, in any action or proceeding between the parties or in which the parties hereto and other persons have been joined.

         Section 18.17  Limitation of Liability.

         (a) Anything contained in any provisions of this Lease to the contrary notwithstanding, in consideration of the benefits accruing hereunder, Tenant, for itself, and its successors and assigns, covenants and agrees that in the event of any actual or alleged failure, breach or default hereunder by Landlord, its successors or assigns (and with respect to items (ii) through (vii), except in each instance for any act or omission taken by any below-named person in an individual capacity, acting outside of the scope of such person's corporate authority where such act or omission would subject such person to personal liability under applicable law):

                  (i) the sole and exclusive remedy shall be against the entity then constituting Landlord and shall be limited to

Landlord's equity interest in and to the Building;

                 (ii) no partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, and no employees or agents of any such entities, shall be sued or named as a party in any suit or action (except when required for procedural purposes);

               (iii) no service of process shall be made against any partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord (except when required for procedural purposes);

               (iv) no partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, and no employees or agents of any such entities, shall be required to answer or otherwise plead to any service of process (except when required for procedural purposes);

               (v) no judgment shall be taken against any partner, officer, director or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, or against any employee or agent of any such entities;

              (vi) any judgment taken against any partner, officer, director, or stockholder of Landlord, or partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, or against any employee or agent of any such entities, may be vacated and set aside at any time nunc pro tunc;

            (vii) no writ of execution shall ever be levied against the assets of any partner, officer, director or stockholder of Landlord or any assets of Landlord, or of any partner, trustee, officer, director or stockholder of any entity having a direct or indirect financial interest in Landlord, or against the assets of any trustee, employee or agent of any such entities, other than as specified in clause (i) of this Section 18.17(a); and

         Landlord shall, in no event, be in default in the performance of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any default, after notice to Landlord specifying the notice of such alleged default. In no event shall either party be liable to the other for indirect or consequential damages.

         (b) Anything contained in any provision of this Lease to the contrary notwithstanding, in consideration of the benefits accruing hereunder, Landlord, for itself and its successors and assigns, covenants and agrees that in the event of any actual or alleged failure, breach, or default hereunder by Tenant, its successors or assigns (and except in each instance for any act or omission taken by any below-named person in an individual capacity, acting outside of the scope of such person's corporate authority where such act or omission would subject such person to personal liability under applicable law):

               (i) no partner, officer, director, member or stockholder of Tenant or partner, trustee, officer, director, member or stockholder of any entity having a direct or indirect financial interest in Tenant, and no employees or agents of any such entities, shall be sued or named as a party in any suit or action (except when required for procedural purposes);

              (ii) no service of process shall be made against any partner, officer, director, member or stockholder of Tenant or against any partner, trustee, officer, director, member or stockholder of any entity having a direct or indirect financial interest in Tenant (except when required for procedural purposes);

             (iii) no partner, officer, director, member or stockholder of Tenant or partner, trustee, officer, director, member or stockholder of any entity having a direct or indirect financial interest in Tenant, and no employees or agents of any such entities, shall be required to answer or otherwise plead to any service of process (except when required for procedural purposes);

              (iv) no judgment shall be taken against any partner, officer, director, member or stockholder of Tenant or against any partner, trustee, officer, director, member or stockholder of any entity having a direct or indirect financial interest in Tenant or any employee or agent of any such entities;

               (v) any judgment taken against any partner, officer, director, member or stockholder of Tenant, or against any partner, trustee, officer, director, member or stockholder of any entity having a direct or indirect financial interest in Tenant, or against any employee or agent of any such entities, may be vacated and set aside at any time nunc pro tunc; and

              (vi) no writ of execution shall ever be levied against the assets of any partner, officer, director, member or stockholder of Tenant, or against the assets of any partner, trustee, officer, director, member or stockholder of any entity having a direct or indirect financial interest in Tenant, or against the assets of any trustee, employee, or agent of any such entities.

         Section 18.18  No Accord and Satisfaction.


         The acceptance by Landlord of any sums from Tenant (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Tenant hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Landlord and Tenant regarding sums due and payable by Tenant hereunder, unless Landlord specifically deems it as such in writing.

         Section 18.19  Time of Essence.

         Time is of the essence in each and every instance hereunder with respect to the covenants, undertakings and conditions to be performed hereunder by Tenant.

         Section 18.20  "Person(s)" Defined.

         The words "person" or "persons" as used herein, shall mean individual(s), corporation(s), limited liability company(ies) partnership(s), firm(s), other business association(s), or governmental entity or entities, whichever is required by the context, or all of the foregoing if the context so requires.

         Section 18.21  Net Lease.  INTENTIONALLY DELETED.

         Section 18.22 Consents. In any instance in which either Landlord or Tenant shall be requested to consent or approve any matter with respect to which such party's consent or approval is required by any of the provisions of this Lease, such consent or approval shall not be unreasonably withheld, conditioned, delayed, or exercised except as may otherwise be expressly set forth to the contrary in this Lease.

         Section 18.23  Unilateral Amendment.

         Through and until December 31, 1997, Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services of a lesser quality; provided, however, that Tenant shall suffer no material or adverse effect as a result of any such amendment.

         Section 18.24  Integration of all Prior Agreements and
Execution of Lease.


         THIS WRITING IS INTENDED BY THE PARTIES AS A FINAL EXPRESSION OF THEIR AGREEMENT AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS THEREOF, WITH ALL NEGOTIATIONS, CONSIDERATIONS AND REPRESENTATIONS BETWEEN THE PARTIES HAVING BEEN INCORPORATED HEREIN. NO COURSE OF PRIOR DEALINGS BETWEEN THE PARTIES OR THEIR OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES SHALL BE RELEVANT OR ADMISSIBLE TO SUPPLEMENT, EXPLAIN, OR VARY ANY OF THE TERMS OF THIS LEASE. ACCEPTANCE OF, OR ACQUIESCENCE IN, A COURSE OF PERFORMANCE RENDERED UNDER THIS LEASE OR ANY PRIOR AGREEMENT BETWEEN THE PARTIES OR THEIR AFFILIATES SHALL NOT BE RELEVANT OR ADMISSIBLE TO DETERMINE THE MEANING OF ANY OF THE TERMS OF THIS LEASE. NO REPRESENTATIONS, UNDERSTANDINGS OR AGREEMENTS HAVE BEEN MADE OR RELIED UPON IN THE MAKING OF THIS LEASE OTHER THAN THOSE SPECIFICALLY SET FORTH HEREIN. ALL PRIOR COMMUNICATIONS FROM LANDLORD WITH RESPECT TO ESTIMATED CHARGES PAYABLE BY TENANT HEREUNDER ARE FOR INFORMATION ONLY AND ARE NOT TO BE CONSTRUED AS REPRESENTATIONS OF THE ACTUAL CHARGES WHICH

TENANT IS REQUIRED TO PAY HEREUNDER, OR AS BINDING UPON LANDLORD IN ANY MANNER WHATSOEVER. THIS LEASE CAN BE MODIFIED ONLY BY A WRITING SIGNED BY EACH OF THE PARTIES HERETO.

         THE SUBMISSION OF THIS LEASE FOR EXAMINATION DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE PREMISES OR ANY OTHER SPACE WITHIN THE BUILDING. THIS LEASE SHALL BECOME EFFECTIVE ONLY UPON EXECUTION AND LEGAL DELIVERY THEREOF BY THE PARTIES HERETO. THIS LEASE MAY BE EXECUTED IN MORE THAN ONE COUNTERPART, AND EACH SUCH COUNTERPART SHALL BE DEEMED AN ORIGINAL DOCUMENT.

         If Tenant is a corporation, the authorized officers must sign on behalf of the corporation, and by doing so such officers make the covenants and warranties contained in Section 19.14. This Lease must be executed for Tenant, if a corporation, by the president or a vice-president and by the secretary or an assistant secretary, unless the by-laws or a resolution of the board of directors shall provide that other officers are authorized to execute this Lease, in which event, a certified copy of the by-laws and resolutions must be furnished.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto, by their duly authorized representatives, have executed this Lease as of the day and year first above written.

ATTEST OR WITNESS:                    LANDLORD:

                                      FAIRFAX SQUARE ASSOCIATES II,
                                      a Virginia general partnership

                                      By: MAV Properties, Inc., a
                                          general partner

___________________________           By:_____________________(SEAL)

ATTEST OR WITNESS:                                            TENANT:


                                      TELIGENT, L.L.C., a Delaware
                                      limited liability company

___________________________           By:_____________________(SEAL)

APPROVED, this ___ day of _____________, 1997, as Mortgagee hereunder, pursuant to Section 18.1 of this Lease.

TEACHERS INSURANCE AND ANNUITY
   ASSOCIATION OF AMERICA

By:________________________(SEAL)

                               ACKNOWLEDGMENTS

STATE OF ___________________                         )
                                                     )        TO WIT:
CITY/COUNTY OF _____________                         )

         I HEREBY CERTIFY that on this ______ day of _______________, 1997, before me, the subscriber, a Notary Public in and for the State referenced above, personally appeared ____________________ _________________________, who acknowledged himself to be the __________________ of MAV Properties, Inc., a general partner of Fairfax Square Associates II, a Virginia general partnership, and did acknowledge that he as such ___________________ of MAV Properties, Inc., a general partner of Fairfax Square Associates II, executed the foregoing Office Lease Agreement for the purposes therein contained, and further acknowledged the foregoing Office Lease Agreement to be the act of the said MAV Properties, Inc., a general partner of Fairfax Square Associates II.

         AS WITNESS my hand and notarial seal.

                                          -----------------------------------
                                          Notary Public

My Commission Expires:  _______________________

STATE OF ___________________                         )
                                                     )        TO WIT:
CITY/COUNTY OF _____________                         )

         I HEREBY CERTIFY that on this ______ day of _______________, 1997, before me, the subscriber, a Notary Public in and for the jurisdiction referenced above, personally appeared ___________________________________, who acknowledged himself/herself to be the __________________ of Teligent, L.L.C., a

Delaware limited liability company, and did acknowledge that he/she as such ___________________ of Teligent, L.L.C., executed the foregoing Office Lease Agreement for the purposes therein contained, and further acknowledged the foregoing Office Lease Agreement to be the act of the said Teligent, L.L.C.

         AS WITNESS my hand and notarial seal.

                                          -----------------------------------
                                          Notary Public


My Commission Expires:  _______________________

                                 FAIRFAX SQUARE

                                  SCHEDULE A-1

                          LEGAL DESCRIPTION OF PROJECT


         ALL of that certain property located in Fairfax County, Virginia, described as follows, subject to a Deed of Trust:

         Beginning at a point on the Southeasterly side of Aline Avenue (Route
3402) said point marking the P.C. of a return at the Southeasterly corner of the intersection of Aline Avenue and Leesburg Pike (Route #7) as recorded among the land records of Fairfax County, Virginia, in Deed Book 3578 at page 478; thence with the Southwesterly side of Leesburg Pike the following courses: with a curve to the right whose radius is 25.00 feet (and whose chord is N 88 degrees 58'57" E, 36.27 feet) an arc distance of 40.58 feet; S 44 degrees 30'41" E, 111.47 feet; with a curve to the left whose radius is 1945.08 feet (and whose chord is S 46 degrees 17'41"E, 121.06 feet) an arc distance of 121.08 feet and S 48 degrees 04'41" E, 316.79 feet to a point on the Westerly line of Builder of Northern Virginia, Inc.; thence with the Westerly and Southerly lines of Builders of Northern Virginia, Inc., S 30 degrees 57'53" W, 431.98 feet and S 56 degrees 22'15" E, 20.74 feet to a point; thence running through the property Freedom Hill Limited Partnership S 42 degrees 28'33" W, 295.93 feet N 47 degrees 31' 27" W, 682.15 feet to a point on the aforementioned Southeasterly side of Aline Avenue; thence with the Southeasterly side of Aline Avenue N 42 degrees 28'33" E, 696.46 feet to the point of beginning, containing 10.58441 acres of land.

                                 FAIRFAX SQUARE

                                  SCHEDULE A-2

                          [DRAWING OF ANTENNA LOCATION]

                                 FAIRFAX SQUARE

                                  SCHEDULE A-3

                      [DRAWING SHOWING APPROXIMATE LOCATION
                             OF SECOND FLOOR SPACE]

                                 FAIRFAX SQUARE

                                   SCHEDULE G

                           AGREEMENT OF SUBORDINATION
                         NON-DISTURBANCE AND ATTORNMENT


         Attached to and made part of Lease dated as of October 1, 1997
                                     Between
                     FAIRFAX SQUARE ASSOCIATES II, Landlord
                                       and
                            TELIGENT, L.L.C., Tenant


         THIS AGREEMENT MADE AS OF THE 1st day of October, 1997, by and among TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having its principal office and post office address at 730 Third Avenue, New York, New York 10017 ("Teachers") and TELIGENT, L.L.C., having its principle office and post office address at 8065 Leesburg Pike, Suite 400, Vienna, Virginia 22182 ("Tenant"),

                              W I T N E S S E T H:

         WHEREAS, FAIRFAX SQUARE ASSOCIATES II, a Virginia general partnership ("Landlord") is the owner in fee simple of those certain premises situate, lying and being in Fairfax County, Virginia, as more particularly described in Exhibit A attached hereto (the "Property"); and

         WHEREAS, Teachers is the holder of and payee under certain promissory notes dated September 29, 1989, April 3, 1991, and February 18, 1992, secured by a Deed of Trust of even date therewith, recorded in Book 7439 at Page 524, in the Office of the Land Records, Fairfax County, Virginia, with amendments recorded therein in Book 7781 at Page 547, and in Book 8025 at Page 1836 (as amended, the "Deed of Trust") constituting a first lien upon the fee simple estate of Landlord;

         WHEREAS under the terms of a certain lease dated as of October 1, 1997 ("Lease"), Landlord did lease, let and demise, subject to the Deed of Trust, a portion of the Property as therein more particularly described ("Premises");

         WHEREAS, the parties hereto desire to establish additional rights of quiet and peaceful possession for the benefit of Tenant under the Lease and further to define the terms, covenants and conditions precedent for such additional rights.

         NOW, THEREFORE, in consideration of the respective demises and of the sum of One Dollar ($1.00) and other good and valuable consideration, each to the other in hand paid, it is hereby mutually covenanted and agreed as follows:


                  1. That Teachers (in its capacity as the beneficiary under the Deed of Trust) does hereby represent, covenant and warrant:

                  (a) That the Deed of Trust is in full force and effect and unmodified.

                  (b) That there is no existing default under the provisions of the Deed of Trust or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of either Teachers or Landlord to be observed and performed thereunder.

         2. That Teachers (in its capacity as beneficiary under the Deed of Trust) consents to and approves the Lease.

         3. That Teachers (in its capacity as beneficiary under the Deed of Trust) and Tenant do hereby covenant and agree that the Deed of Trust shall be and the same is hereby made SUBORDINATE to the Lease with the same force and effect as if the Lease had been executed, delivered and recorded prior to the execution, delivery and recordation of the Deed of Trust,

            EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

            (a) The prior right and claim under and the prior lien of the Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and as to the right of disposition thereof in accordance with the provisions of the Deed of Trust, and

            (b) Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the Deed of Trust and the execution of the Lease.

         4. That in the event of foreclosure under the Deed of Trust or sale in lieu thereof, or the exercise of any other rights thereunder or under the note which it secures or any related documents prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, and subject to the observance and performance by Tenant of all of the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Teachers does hereby covenant and warrant as follows:

            (a) The quiet and peaceful possession by Tenant of the Premises under the Lease.


           (b) That the Lease shall continue in full force and effect and Teachers shall recognize the Lease and the Tenant's rights thereunder and will thereby establish direct privity of estate and contract as between Teachers and Tenant, with the same force and effect and with the same relative priority in time and right as though the Lease were originally made directly from Teachers in favor of Tenant, but not in respect of any amendment to such Lease not previously approved in writing by Teachers.

           (c) To assume such of the obligations on the part of the Landlord under the Lease for so long as Teachers shall be the owner in fee of the Premises; provided, however, Teachers shall not in any way or to any extent be liable to Tenant:

                    (1) For restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under the Lease;

                    (2) For any prepayment of rent or deposit, rental security or any other sums deposited with the original or any prior landlord under the Lease and not delivered to Teachers; or

                    (3) For any restrictions on competition beyond the Premises, if applicable.

         5. That in the event of default under the Deed of Trust and upon notice from Teachers to Tenant, prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, Tenant hereby covenants and agrees to make full and complete attornment to Teachers, for the balance of the term of the Lease, including any extensions and renewals thereof, now provided thereunder, upon the same terms, covenants and conditions as therein provided, so as to establish direct privity of estate and contract as between Teachers and Tenant and with the same force and effect and relative priority in time and right as though the Lease were originally made directly from Teachers to Tenant, and Tenant will thereafter make all rent payments thereafter directly to Teachers.

         6. That the terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their respective heirs, executors, administrators, successors and assigns.


         IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed, sealed and delivered in their respective names and behalf, and, if a corporation, by its officers duly authorized, the day and year first above written.

                                  Very truly yours,

                                  TEACHERS INSURANCE AND ANNUITY
                                  ASSOCIATION OF AMERICA


                                  By:
                                      -------------------------------
                                  Name:
                                       ------------------------------

                                  Title:
                                        -----------------------------

STATE OF NEW YORK      )
                       )  To Wit:
COUNTY OF ____________ )

         I HEREBY CERTIFY that on this ______ day of _______________ 1997, before me, the undersigned, a Notary Public of said State, personally appeared _____________________ known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes contained therein.

         WITNESS my hand and Notarial Seal.


                                                ------------------------------
                                                Notary Public

My Commission Expires:

----------------------------

                               TENANT'S AGREEMENT


         The undersigned, as Tenant under the Lease herein described, does hereby accept and agree to the terms of the foregoing Subordination, which shall inure to the benefit of and be binding upon the undersigned and the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

                                        TELIGENT, L.L.C.



                                        By:                         [SEAL]
                                             -------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------

COUNTY OF __________)
                    )  To Wit:
STATE OF ___________)


         I HEREBY CERTIFY that on this _____ day of ___________ 1997, before me, the undersigned, a Notary Public of said State, personally appeared _____________________ known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes contained therein.

         WITNESS my hand and Notarial Seal.



                                                 ------------------------------
                                                 Notary Public

My Commission Expires:

----------------------------

                                 FAIRFAX SQUARE

                                   SCHEDULE H

                        STATEMENT OF TENANT IN RE: LEASE


Teachers Insurance and Annuity                              Date:_____________
Association of America
730 Third Avenue
New York, NY  10017

                           Re:  Address:
                                        ---------------------------------------
                           Your Appl. No.:
                                          -------------------------------------

Gentlemen:

         It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification by the undersigned.

         The undersigned, as Lessee, under that certain lease dated ____________________, made with FAIRFAX SQUARE ASSOCIATES II, as Lessor, hereby certifies that:

         1. the undersigned has entered into occupancy of the premises described in said lease on ________________; and

         2. the undersigned is presently open and conducting business with the public in the premises; and

         3. the base rental in the annual amount of $___________ was payable from the date of occupancy;

         4. said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ____________), and neither party thereto is in default thereunder; and

         5. the same represents the entire agreement between the parties as to this leasing; and

         6.       the Term of said lease expires on _______________;
                  and

         7. all conditions under said lease to be performed by the Lessor have been satisfied, including but without limitation, all co-tenancy requirements thereunder; and,

         8. all required contributions by Lessor to Lessee on account of Lessee's improvements have been received; and,

         9. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Lessor; and,

        10. no rental has been paid through ___________, 19___, and no security (or in the amount of $____________) has been deposited with the lessor; and,

        11.       rental for ___________, 19___, has been paid.

                                            Very truly yours,



                                          (Tenant)
                                                  -----------------------------
                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                        2